Exhibit 10.33

EXECUTION COPY

SETTLEMENT, DISCONTINUANCE AND RELEASE AGREEMENT

THIS SETTLEMENT, DISCONTINUANCE AND RELEASE AGREEMENT (this “Agreement”) is made as of March 1, 2011 by and among ONE STATE STREET, LLC (“OSS”), AMBAC FINANCIAL GROUP, INC., a Delaware corporation, as debtor in possession (“AFG”), AMBAC ASSURANCE CORPORATION, a Wisconsin insurance company (“Ambac”), and the SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION (the “Segregated Account”; and together with AFG and Ambac, collectively the “Ambac Parties” and each individually an “Ambac Party”). OSS and the Ambac Parties are also referred to herein each as a “Party” and collectively as the “Parties.”

RECITALS

A. OSS (as assignee of South Ferry Building Company) and AFG (as assignee of Ambac) are parties to that certain Lease dated as of January 1, 1992 (as amended or modified, the “Headquarters Lease”) with respect to the premises currently occupied by Ambac and AFG personnel at One State Street, New York, New York (the “Existing Premises”), and OSS has asserted, and Ambac has denied, that Ambac is a primary obligor under the Headquarters Lease (the “Contingent Disputed Liabilities”).

B. On March 24, 2010, Ambac established the Segregated Account under Wisconsin insurance law and the Circuit Court of Dane County, Wisconsin (the “Rehabilitation Court”) entered an Order for Rehabilitation (the “Rehabilitation Order”) which, inter alia, (i) placed the Segregated Account into rehabilitation (the “Rehabilitation Proceeding”) and (ii) authorized the Wisconsin Commissioner of Insurance, as Rehabilitator (the “Rehabilitator”), to administer the Segregated Account, pursuant to the Wisconsin Insurers Rehabilitation and Liquidation Act (Chapter 645 of the Wisconsin Statutes).

C. The liabilities of Ambac allocated to the Segregated Account include the Contingent Disputed Liabilities.

D. On March 24, 2010, the Rehabilitation Court entered an Order for Temporary Injunctive Relief (the “TRO”) which, among other things, provided that the Rehabilitation Court would have exclusive jurisdiction over, among other things, matters relating to the Rehabilitation Proceeding and the Segregated Account, including any Contingent Disputed Liabilities.

E. On November 8, 2010 (the “Petition Date”), AFG filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which case (the “Bankruptcy Case”) is currently pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

F. OSS has challenged in the Rehabilitation Court the allocation of the Contingent Disputed Liabilities to the Segregated Account, the effectiveness as to it of the TRO, and the jurisdiction of the Rehabilitation Court over it and the Contingent Disputed Liabilities, and has objected to the confirmation of the Plan of Rehabilitation of the Segregated Account filed by the Rehabilitator on October 8, 2010 (as amended or otherwise modified through the date hereof, the “Plan of Rehabilitation”) with the Rehabilitation Court (case no. 10 CV 1576), and Ambac, the Wisconsin Office of the Commissioner of Insurance (“OCI”) and the Rehabilitator have opposed the challenges and objections from OSS. Certain of such challenges and objections are subject to a Stipulation among counsel for Ambac, OCI, the Rehabilitator and OSS dated December 9, 2010 and filed with the Wisconsin Court of Appeals on such date.

G. The Parties desire to resolve their differences without further resort to litigation and without admission of any fault, liability or determination as to proper court jurisdiction with respect to the above-referenced matters and, as a result of the Parties’ good faith and arm’s length negotiations, have agreed to the settlement set forth herein.

AGREEMENT

In consideration of the foregoing, the Parties agree as follows:

1. General Releases and Other Agreements

(a) As of the Effective Date (as defined below), but subject to subsection 1(d) below, OSS, for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby forever releases each of the Ambac Parties and each of the respective parents, subsidiaries, officers, directors, employees, attorneys, successors, transferees, assigns, subrogees, representatives and agents of the Ambac Parties, whether or not such party is subject to the Bankruptcy Case or Rehabilitation Proceeding (collectively, the “Released Ambac Parties” and each individually a “Released Ambac Party”), from any and all claims and including, without limitation, as defined in section 101(5) of the Bankruptcy Code, defaults, obligations, rights, damages, causes of action, demands, suits, judgments, remedies, setoffs, recoupments, defenses, debts, and liabilities of any kind or nature whatsoever, under any legal theory, including under contract, tort, or otherwise, whether at law, in equity, or otherwise, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, asserted or unasserted, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, now existing or hereafter arising (each a “Claim” or collectively, “Claims”) that OSS may now have, have ever had or may in the future have, against a Released Ambac Party, as a result of any transactions or proceedings occurring, actions taken or omissions to act occurring on or prior to the Effective Date involving a Released Ambac Party, including, but not limited to, under or in relation to the Headquarters Lease, the Rehabilitation Proceeding or the Bankruptcy Case, but excluding the (x) Committee Claim (as defined in Section 2 hereof), the OSS Administrative Claim (as defined in Section 2 hereof), the Allowed Claim (as defined in Section 4 hereof) and any Claims against AFG under the Headquarters Lease for contribution and indemnification arising out of third-party claims against OSS, but solely to the extent such Claims for contribution and indemnification (i) arise before the Petition Date and are recoverable solely from the proceeds of insurance and not from AFG or (ii) arise after the Petition Date and before the Effective Date and would have constituted allowed claims in the Bankruptcy Case if AFG had rejected the Headquarters Lease (such Claims for contribution and indemnification being referred to as “Indemnified OSS Claims”).

(b) As of the Effective Date, but subject to subsection 1(d) below, the Ambac Parties, for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby forever release OSS and each of its parents, subsidiaries, officers, directors, employees, attorneys, successors, transferees, assigns, subrogees, representatives and agents (collectively, the “Released OSS Parties” and each individually a “Released OSS Party”), from any and all Claims, that an Ambac Party may now have, have ever had or may in the future have, against a Released OSS Party as a result of any transactions or proceedings occurring, actions taken or omissions to act occurring on or prior to the Effective Date involving a Released OSS Party, including, but not limited to, under or in relation to the Headquarters Lease, the Rehabilitation Proceeding or the Bankruptcy Case, but excluding any Claims against OSS or any other Person for contribution and indemnification arising from or in connection with any Indemnified OSS Claims.

(c) The Parties intend that the obligations incurred under this Agreement, consideration for which is expressly acknowledged, will be in full and final disposition of any and all manner of actions,

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arbitrations, causes of action, claims, counterclaims, cross-claims, demands, or suits which have been or could have been asserted by OSS, on the one hand, or the Ambac Parties, on the other hand, against one another in connection with the Rehabilitation Proceeding or the Bankruptcy Case, including, without limitation, all claims asserted by OSS challenging or objecting to the TRO, the Rehabilitation Proceeding, the jurisdiction of the Rehabilitation Court, the Segregated Account, the allocation of the Contingent Disputed Liabilities to the Segregated Account or the Plan of Rehabilitation, all of which are hereby released upon the Effective Date.

(d) Notwithstanding the foregoing, it is explicitly agreed and understood that the Parties are not releasing, acquitting, discharging or waiving any Claim of any nature whatsoever that such Party ever had, now has or can, shall or may have, by reason of any breach or violation of, or failure to comply with, any obligations under, issued under or incurred pursuant to, or actions required by, this Agreement, including, without limitation, (i) Claims arising or obligations incurred under a new lease to be entered into pursuant to this Agreement by Ambac and OSS with respect to the Existing Premises, other than floors 19 and 20, in the form annexed hereto as Exhibit A (the “New Headquarters Lease”), (ii) the Allowed Claim, (iii) the Committee Claim, (iv) the OSS Administrative Claim, (v) the OSS General Claim, (vi) the Indemnified OSS Claims and (vii) the OSS Junior Surplus Notes (as defined in Section 5 hereof).

(e) No Party will provide material assistance in pursuit of or pursue indirectly through any trustee or similar agent any Claims that such Party has released pursuant to the terms and conditions of this Agreement.

(f) The Parties agree promptly after the Effective Date to make such filings and take such further actions in the Rehabilitation Proceeding, the Bankruptcy Case and otherwise, including, without limitation, such filings and actions as are necessary or advisable to dismiss any appeals pending in Wisconsin of orders of the Rehabilitation Court, as are reasonably necessary or advisable to effectuate the intent and purpose of this Section 1, including, without limitation, subsection (c) hereof.

2. No Claims in Bankruptcy Case With the exceptions of the Allowed Claim, any claim for out-of-pocket expenses (other than attorneys’ fees and expenses) that OSS is entitled to recover as a member of the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case (the “Committee Claim”) and any administrative claim for unpaid rent for the Existing Premises under the Existing Lease between the Petition Date and the Effective Date (the “OSS Administrative Claim,” it being acknowledged by OSS that as of the date hereof such amount is zero and that such amount will continue to be zero as long as an Ambac Party continues to pay rent accruing under the Headquarters Lease until the Effective Date), upon the Effective Date, all Claims (whether secured, unsecured, scheduled, priority, non-priority or administrative) filed or asserted in the Bankruptcy Case by or on behalf of any of the OSS Released Parties shall be voluntarily withdrawn in their entirety. No such Claims shall thereafter be filed or asserted by or on behalf of any of the OSS Released Parties.

3. The Headquarters Lease Without limiting to any extent the scope of the general releases and other agreements herein, including under Sections 4 and 5 below, each Party agrees that upon the Effective Date, the Headquarters Lease shall be terminated in full and be of no further force or effect, and no Party shall owe any amounts or have any termination or payment obligations or any other obligations in respect of such agreement; provided that all contribution and indemnification claims of the Parties in respect of the Headquarters Lease relating to or in connection with Indemnified OSS Claims shall survive and not be terminated pursuant to this Section 3.

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4. Allowed Claim of OSS in the Bankruptcy Case

(a) Upon the Effective Date, OSS shall be granted an allowed general unsecured claim (an “Allowed Claim”) in the Bankruptcy Case in the amount of $14,302,367, being the lesser of:

(i) (x) the aggregate amount of all fixed lease payments, additional rent (including, without limitation, all Additional Charges, Tax Payments and Operating Payments (as such terms are defined in the Headquarters Lease)), and any other sums payable pursuant to the Headquarters Lease, which in each case, but for the termination of the Headquarters Lease pursuant to Section 3 hereof, would be due and payable to OSS from the Effective Date through and including September 30, 2019 under the terms of such lease (the “Remaining Headquarters Lease Rental”), plus (y) all unpaid rent and any other amounts that were due and owing under the Headquarters Lease as of the Petition Date, less (z) the aggregate amount of all fixed lease payments, additional rent (including, without limitation, all Additional Charges, Tax Payments and Operating Payments (as such terms are defined in the New Headquarters Lease)), and any other sums payable pursuant to the New Headquarters Lease, in each case due and payable to OSS under the terms of the New Headquarters Lease during the period (the “Initial Term”) commencing on the Effective Date and ending on December 31, 2015 of the New Headquarters Lease (the “Remaining New Headquarters Lease Rental”), and

(ii) the amount permitted under 11 U.S.C. Sec. 502(b)(6), it being understood and agreed that the parties have calculated the maximum amount of the Allowed Claim under 11 U.S.C. Sec 502(b)(6) as equal to $14,302,367.

5. Allowed General Claim of OSS in the Rehabilitation Proceeding

(a) Upon the Effective Date, OSS shall be granted a Permitted General Claim (as defined in the Plan of Rehabilitation) against the Segregated Account (the “OSS General Claim”) in the amount of $36,664,952, consisting of: (i) the Remaining Headquarters Lease Rental for floors 15-19, less (ii) the Remaining New Headquarters Lease Rental, in the case of both (i) and (ii), discounted to present value using a rate of 7% per annum from the due date of payment.

(b) Upon the Effective Date, the Segregated Account agrees it shall issue two junior surplus notes to OSS (the “OSS Junior Surplus Notes”) in the aggregate principal amount of, and in full satisfaction and payment of, the OSS General Claim, which notes, subject to subsection (c) hereof, will be on terms and conditions consistent with the terms and conditions of the form of junior surplus note attached to the Plan of Rehabilitation as Exhibit D. One of such notes (the “Non-Reducing Surplus Note”) shall be in the initial principal amount of $ 11,690,491 and the other of such notes (the “Reducing Surplus Note”) shall be in the initial principal amount of $24,974,461.

(c) To the extent that rent is paid pursuant to the New Headquarters Lease from and after the end of the Initial Term (the “Extension Term Rent Payments”), the principal amount of the Reducing Surplus Note shall be reduced automatically by an amount equal to any Extension Term Rent Payments discounted from the date of payment thereof to the Effective Date at the rate of 7% per annum (the sum of all such Extension Term Rent Payments, as discounted in accordance with this Section 5(c), being the “Extension Term Reduction Amount”). The principal amount of the Reducing Surplus Note shall be further reduced automatically by 83.33% of the “value” of any distribution that OSS receives on account of the Allowed Claim from time to time from the AFG estate pursuant to the Bankruptcy Case (the sum of such percentage of the value of all such distributions being the “Bankruptcy Distribution Reduction Amount”). For purposes of this subsection (c), the “value” of any distribution shall equal the sum of (a) any cash distributed to OSS and (b) if publicly-traded stock, that is (x) non-restricted stock is distributed to OSS, the average publicly-reported value of such non-restricted stock as of thirty (30), forty-five (45)

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and sixty (60) days following the date of distribution thereof to OSS or (y) restricted stock is distributed to OSS, the value of such restricted stock based on the determination of an independent valuation firm reasonably acceptable to all parties, in each case as of thirty (30), forty-five (45) and sixty (60) days following the date of distribution thereof to OSS.

(d) The initial principal amount of the Reducing Surplus Note is based on a maximum Extension Term Reduction Amount of $13,056,298 (the “Extension Term Reduction Allocation”) and a maximum Bankruptcy Distribution Reduction Amount of $11,918,162 (the “Bankruptcy Distribution Reduction Allocation”). The Extension Term Reduction Allocation and the Bankruptcy Distribution Reduction Allocation shall be subject to adjustment as set forth in this Section 5(d) and Section 6(d) consistent with the methodology and calculations set forth on Exhibit C hereto. The Segregated Account agrees that the Extension Term Reduction Allocation and the Bankruptcy Distribution Reduction Allocation shall be reduced by the Extension Term Excess Amount (as defined below) and the Bankruptcy Distribution Excess Amount (as defined below), respectively, following specific written requests therefor from OSS, which requests may be made solely following each of (i) the date the amount of space of the Existing Premises, if any, to be leased by AAC after the Initial Term is determined in accordance with the New Headquarters Lease and such determination causes the Extension Term Reduction Allocation to exceed the maximum potential Extension Term Reduction Amount (such excess amount, as agreed between OSS and the Segregated Account, arising at any time for any reason, being the “Extension Term Excess Amount”), (ii) the date on which the AFG Plan (as defined below) is fully consummated, the amount, if any, by which the Bankruptcy Distribution Reduction Allocation exceeds the maximum potential Bankruptcy Distribution Reduction Amount (such excess amount, as agreed between OSS and the Segregated Account, being the “Bankruptcy Distribution Excess Amount”), and (iii) any other date on which there shall exist an Extension Term Excess Amount and/or the Bankruptcy Distribution Excess Amount which has not been reflected in an adjustment pursuant to this Section 5(d), all of which adjustments pursuant to (i), (ii) and (iii) above shall not occur more than once in the aggregate in any consecutive twelve-month period. The Segregated Account further agrees to enter into amendments to each of the Reducing Surplus Note and the Non-Reducing Surplus Note to increase the outstanding principal amount of the Non-Reducing Surplus Note and to decrease the outstanding principal amount of the Reducing Surplus Note, in each case by the Extension Term Excess Amount and/or the Bankruptcy Distribution Excess Amount, as the case may be. The Segregated Account further agrees, following a specific written request therefor from OSS, (i) to enter into an amendment to the Reducing Surplus Note to eliminate the provision therein requiring reduction in the principal amount thereof to reflect distributions from the AFG estate, as contemplated in preceding Section 5(c), provided that as of the date of both such request and amendment, the Distribution Completion Date shall have occurred, and (ii) to exchange the Reducing Surplus Note for an OSS Junior Surplus Note in the same outstanding principal amount as of such date of exchange as the Reducing Surplus Note and in the same form as the Non-Reducing Surplus Note provided that as of the date of both such request and exchange: (x) the Distribution Completion Date shall have occurred and (y) there shall be no further Extension Term Rent Payments due or payable under the New Headquarters Lease. For purposes of this Section 5(d), the term “Distribution Completion Date” shall mean the earliest date on which all of the following shall have occurred: (A) the plan of reorganization or liquidation of the AFG estate pursuant to the Bankruptcy Case (the “AFG Plan”) shall have been fully consummated, (B) no further distributions shall be payable under the AFG Plan and (C) all distributions under the AFG Plan in reduction of the principal amount of the Reducing Surplus Note pursuant to Section 5(c) shall have been fully accounted for.

(e) Ambac and the Segregated Account agree to provide written notice to OSS of: (i) any Alternative Resolution that proposes to resolve a Claim that is, or could reasonably be viewed as, a General Claim by (a) re-classifying such Claim, in whole or in material part, as an Administrative Claim or as a Policy Claim, or (b) providing, in whole or in part, for the payment of cash or issuance of Surplus Notes, or any other form of consideration that is to be paid prior to the OSS Junior Surplus Notes; and (ii)

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any alteration, amendment, or modification of the Plan of Rehabilitation that proposes the creation of any class of Claims, other than Policy Claims and Administrative Claims as currently defined in the Plan of Rehabilitation, with priority over General Claims, except that in the case of either (i) or (ii), notice need not be provided relative to any Alternative Resolution or amendment to the Plan of Rehabilitation relating to (A) Claims made by the federal government of the United States or (B) Claims that are being satisfied by the payment of cash or issuance of Surplus Notes or other form of consideration in an amount equal to $1,000,000 or less. In any such event, OSS shall be provided at least five (5) Business Days after receipt of written notice in which to file an objection with the Rehabilitation Court (each an “Alternative Resolution Objection”). For the avoidance of doubt, the releases contained in Section 1 hereof shall not preclude or impair OSS from filing or prosecuting an Alternative Resolution Objection. All capitalized terms used but not defined in this Section 5(e) and which are defined in the Plan of Rehabilitation shall have the meaning given thereto by the Plan of Rehabilitation.

(f) In the event that, following the execution and delivery of this Agreement and consummation of the transactions contemplated herein, including, without limitation, the effectiveness of this Agreement and the New Headquarters Lease and the mutual releases of the Parties hereto, a court of competent jurisdiction determines pursuant to a final non-appealable order that the OSS Junior Surplus Notes or the Segregated Account are invalid and Ambac has neither succeeded to or assumed liability for such OSS Junior Surplus Notes nor issued new junior surplus notes with a similar priority under Wis. Stat. Section 645.68, then OSS’s claim against Ambac and the Segregated Account in the amount of the OSS General Claim (less any reduction in the principal amount of the Reducing Surplus Note pursuant to Section 5(c) hereof which occurred or would have occurred thereafter), and all rights and remedies of Ambac and the Segregated Account in respect of such claim, including, without limitation, the right to dispute and deny the existence of such claim, shall be reinstated in full as if such OSS Junior Surplus Notes had not been issued, provided, that nothing in this Section 5(f) shall affect the rights and obligations of Ambac or OSS under the New Headquarters Lease.

(g) Ambac agrees that it shall not allocate its liabilities under the New Headquarters Lease to any segregated account established pursuant to Section 611.24 of the Wisconsin Statutes, including, without limitation, the Segregated Account, but that if such allocation occurs and such segregated account is subject to a proceeding under Chapter 645 of the Wisconsin Statutes, then OSS shall have no rights or remedies as a result thereof provided the liability so allocated is treated as an “administration cost” under Section 645.68(1) of the Wisconsin Statutes.

(h) For the avoidance of doubt, the covenants in Sections 5(c) through 5(g) inclusive shall be effective upon and subject to occurrence of the Effective Date.

6. Conditions to Effectiveness; Effective Date; Cooperation

(a) As used in this Agreement, the term Effective Date shall be the date on which all of the following shall have occurred: (i) this Agreement shall have been approved by the Rehabilitator, the Rehabilitation Court and the Board of Directors of AFG (and AFG agrees to promptly notify OSS of such board approval), and this Agreement and the New Headquarters Lease shall have been approved by OCI and the Board of Directors of AAC (and AAC agrees to promptly notify OSS of such board approval), (ii) this Agreement shall have been approved by an order of the Bankruptcy Court, unless any objection to such order shall have been properly made and overruled, in which case the time for filing a notice of appeal from such order shall have lapsed without any stay in effect or notice of appeal having been filed, or if any notice of appeal has been filed, such appeal has been finally adjudicated and denied or dismissed, (iii) Ambac shall have vacated floors 19 and 20 of the Existing Premises and delivered them broom clean, reasonable wear and tear excepted, to OSS (except for any furniture left on such floors as set forth in Section 6(c) below) and (iv) any approval required from the holder of the mortgage on the Existing

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Premises (the “Mortgagee”) shall have been obtained and the Mortgagee shall have executed and delivered an NDA Form (as defined in the New Headquarters Lease) as contemplated by the New Headquarters Lease (the “Mortgagee Approval Condition”); provided, however, that (x) OSS shall not be obligated to close the transactions contemplated herein to be consummated on the Effective Date (and shall give prompt written notice of its determination not to so close) if, as of such date, AFG shall not have paid rent under the Headquarters Lease with respect to the period commencing on the date hereof and ending on the day immediately preceding the Effective Date, and (y) no Party shall have any further obligations to any other Party under this Agreement, and this Agreement shall be null and void, if the Effective Date shall not have occurred by June 30, 2011, subject in the case of either part (x) or (y) to any claims of any Party for breach by any other Party of covenants, agreements or representations and warranties made or to be performed or observed prior to the Effective Date, which claims shall survive. In the event that all conditions required for the Effective Date have occurred other than the Mortgagee Approval Condition, OSS shall provide Ambac with a credit against Ambac’s obligations under the New Headquarters Lease in the amount of (x) the aggregate amount of all fixed lease payments and additional rent payments under the Headquarters Lease that are paid for the period between the date upon which all conditions to the Effective Date other than the Mortgagee Approval Condition have been satisfied and the date on which the Mortgagee Approval Condition is satisfied (the “Credit Period”), less (y) the aggregate amount of all fixed lease payments and additional rent payments that would have been payable pursuant to the New Headquarters Lease for the Credit Period but for the fact that the Mortgagee Approval Condition had not been satisfied.

(b) Each of the Parties covenants and agrees to use its commercially reasonable best efforts to cooperate with each other in order to obtain, as soon as practicable following the date hereof, approvals of OCI, the Rehabilitator, the Bankruptcy Court and the Mortgagee to the terms of this Agreement and to defend against any appeals of any order approving this Agreement. Each of the Parties agrees that the effectiveness of the New Headquarters Lease may in accordance with its terms be subject to the occurrence of the Effective Date.

(c) AFG agrees that following the Effective Date all furniture located on floors 19 and 20 of the Existing Premises, other than the furniture identified on Exhibit B hereto, will remain in place on such floors. AFG further agrees that in removing the furniture identified on Exhibit B hereto it shall leave floors 19 and 20 in broom clean condition, reasonable wear and tear excepted, it being understood and agreed that AFG shall have no obligation to remove Specialty Alterations (as defined in the New Headquarters Lease) or otherwise restore the Existing Premises (provided this Section 6(c) shall not affect any restoration obligations of AAC under the New Headquarters Lease).

(d) The Parties confirm that the Allowed Claim, the OSS General Claim, the initial principal amount of the Non-Reducing Surplus Note, and the initial principal amount of the Reducing Surplus Note (consisting of the Extension Term Reduction Allocation and the Bankruptcy Distribution Reduction Allocation), have been calculated assuming the Effective Date occurs on March 1, 2011, and agree that if the Effective Date occurs after March 1, 2011, such amounts shall be subject to such adjustment as shall be required to reflect the Remaining Headquarters Lease Rental (or portion thereof, as the case may be) and the Remaining New Headquarters Lease Rental, in each case as of such later Effective Date, consistent with the methodology and calculations set forth on Exhibit C hereto.

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7. Representations and Warranties of the Parties

Each of the Ambac Parties (other than, in respect of subsection (i) below, the Segregated Account), jointly and severally, represents and warrants to OSS, and OSS represents and warrants to the Ambac Parties, in each case as follows, but subject, in the case of AFG and AAC, to approvals of their respective Boards of Directors as described in Section 6(a)(i):

(i) such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it, including, without limitation, the New Headquarters Lease (the “Transactions”);

(ii) the execution, delivery and performance by such Party of its obligations hereunder and consummation by such Party of the Transactions have been duly authorized by all necessary actions on the part of such Party, and as of the Effective Date, all required regulatory approvals have been obtained;

(iii) this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms; and

(iv) the execution, delivery and performance by such Party of its obligations hereunder do not and will not, (x) violate, conflict with or result in the breach of any provision of the organizational documents of such Party, (y) conflict with or violate any applicable law or order of any governmental authority currently in effect with respect to such Party or any of its properties or assets, or (z) subject to the satisfaction of the Mortgagee Approval Condition, conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Party is a Party or by which such Party is bound.

8. Counterparts This Agreement may be executed in several counterparts (including by facsimile transmission or electronic transmission of a portable document format file), each of which shall be an original and all which together shall constitute a single agreement.

9. Amendments No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including writing evidenced by facsimile transmission or electronic transmission of a portable document format file) and executed by each of the Parties.

10. Severability If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions are consummated as originally contemplated to the greatest extent possible.

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11. Entire Agreement. This Agreement sets forth the entire understanding and agreement between the Parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral.

12. Binding Nature. The terms and provisions of this Agreement shall be binding in all respects on, and shall inure to the benefit of, the Parties, their estates and their respective successors and assigns, including any trustee, receiver, conservator, rehabilitator, liquidator, or superintendent relating to the reorganization, rehabilitation, liquidation, conservation or dissolution of any of the Parties.

13. Joint Drafting. This Agreement is the product of negotiations between the Parties and any rule of construction that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement.

14. No Admissions. This Agreement reflects a compromise of disputed claims and shall not be construed as an admission against any Party’s interest and shall not be used as or deemed to be evidence of any liability by any Party in any proceeding before the Bankruptcy Court, the Rehabilitation Court or any other court, except in a proceeding to enforce the terms of this Agreement.

15. Waiver of Trial by Jury. Each Party irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the Parties in the negotiation, performance or enforcement in respect of any of the foregoing.

16. Jurisdiction; Governing Law. In the event that there is a dispute between the Parties arising under this Agreement, the Parties (i) agree that the exclusive forum to seek remedy or assert any claims shall be the Circuit Court of the State of Wisconsin located in the County of Dane, and (ii) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that such courts are an inconvenient forum. The Parties further agree that, to the extent the Rehabilitation Proceeding is pending, the exclusive forum to seek any such remedy or assert any such claims shall be the Rehabilitation Proceeding. Each Party hereby irrevocably consents to the service of process of any of the aforementioned court in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address of the Parties set forth below their signatures, such service to become effective ten (10) days after such mailing. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Wisconsin applicable to contracts to be performed entirely within such jurisdiction. Nothing contained in this Section 16 shall be construed to limit or otherwise affect (i) the governing law and jurisdiction provisions of the New Headquarters Lease with respect to any dispute that may arise under the terms of the New Headquarters Lease or (ii) the law governing or jurisdiction regarding the Committee Claim, the OSS Administrative Claim or the Allowed Claim.

17. Confidentiality. Each of the Parties hereto shall maintain and shall cause each of its officers, directors, employees, advisors and other representatives (collectively, its “Representatives”) to maintain the confidentiality of this Agreement and its substance herein, except that each such Party and its Representatives may disclose such information (i) to any governmental, judicial or regulatory authorities or agencies with authority over such party or otherwise in connection with the approvals required pursuant to Section 6 hereof, (ii) to extent required by applicable law, rule or regulation, (iii) in connection with any action to enforce this Agreement or any provision of this Agreement, (iv) in the case of AFG, to its Official Committee of Unsecured Creditors appointed in the Bankruptcy Case and counsel therefor, and (v) to any current or future or actual or potential mortgagee, lender, purchaser, investor, partner, member, successor, or permitted transferee or assign, provided such party shall be advised of and

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instructed to comply with the confidentiality provisions hereof (except to the extent such information shall already be in the public domain as contemplated in part (vi) hereof) and (vi) to the extent such information shall be in the public domain without breach by any Party of its obligations hereunder.

[Rest of page intentionally left blank; signatures to follow]

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IN WITNESS WHEREOF, OSS and the Ambac Parties each caused this Agreement to be signed in its name by its duly authorized representative, as of the date first above written.

ONE STATE STREET, LLC One State Street Plaza New York, New York 10004 Attention: Eli Levitin Email: eli@wolfsongroup.com Facsimile: (212) 363-8459

By:
Name: Abraham Wolfson
Title: Authorized Representative

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SEGREGATED ACCOUNT OF AMBAC

    ASSURANCE CORPORATION

By Ambac Assurance Corporation, as Management Services Provider for the Segregated Account of Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: Diana N. Adams, Senior Managing Director

Email: dadams@ambac.com

Facsimile: (212) 208-3131

By:
Name: Diana Adams
Title: Senior Managing Director

AMBAC FINANCIAL GROUP, INC. One State Street Plaza New York, New York 10004 Attention: Diana N. Adams, Senior Managing Director Email: dadams@ambac.com Facsimile: (212) 208-3131

By:
Name: Diana Adams
Title: Senior Managing Director

AMBAC ASSURANCE CORPORATION One State Street Plaza New York, New York 10004 Attention: Diana N. Adams, Senior Managing Director Email: dadams@ambac.com Facsimile: (212) 208-3131

By:
Name: Diana Adams
Title: Senior Managing Director and Chief Administrative Officer

12

EXHIBIT A

FORM OF NEW HEADQUARTERS LEASE

13

LEASE

between

ONE STATE STREET, LLC

Landlord

and

AMBAC ASSURANCE CORPORATION

Tenant

As of

March 1, 2011

PREMISES:

Entire 15th Floor

Entire 16th Floor

Entire 17th Floor

Entire 18th Floor

One State Street Plaza

New York, New York

i

Exhibit A:	Description of Land
Exhibit B:	Floor Plan of Premises
Exhibit C:	Landlord’s Work
Exhibit D:	Building Rules and Regulations
Exhibit E:	Alterations Rules and Regulations
Exhibit F:	Office Cleaning Specifications
Exhibit G:	NDA Form
Exhibit H:	Intentionally Omitted
Exhibit I:	Intentionally Omitted
Exhibit J:	Intentionally Omitted
Exhibit K:	Sample Porter’s Wage Calculation
Exhibit L:	Substitute Buildings
Exhibit M:	Alternate Buildings
Exhibit N:	HVAC Specifications
Exhibit O:	Intentionally Omitted
Exhibit P:	Security Procedures

ii

LEASE, dated as of March 1, 2011, between ONE STATE STREET, LLC, a New York limited liability company, having an office at One State Street Plaza, New York, New York 10004 (herein called “Landlord”), and AMBAC ASSURANCE CORPORATION, a corporation established under the laws of the State of Wisconsin, having an office at One State Street Plaza, New York, New York 10004 (herein called “Tenant”).

Landlord and Tenant do hereby covenant and agree as follows:

ARTICLE 1

Term and Fixed Rent

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the premises described in Section 1.02 in the building (herein called the “Building”) known as One State Street Plaza in the City, County and State of New York. The Building is located on a portion of the land (herein called the “Land”) described in Exhibit A annexed hereto and made a part hereof.

1.02. The premises (herein called the “Premises”) leased to Tenant are the entire fifteenth (15th), sixteenth (16th), seventeenth (17th) and eighteenth (18th) floors of the Building, substantially as shown hatched on the floor plans annexed hereto as Exhibit B and made a part hereof. The parties hereto hereby agree that for purposes of this Lease the Premises shall be deemed to contain 103,484 rentable square feet.

1.03. The term (“Term”) of this Lease (a) shall commence on the Effective Date (as defined in Section 1.05 hereof) and (b) shall end on December 31, 2015 (herein called the “Expiration Date”) or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

1.04. The rents shall be and consist of:

(a)	For the period commencing on the Effective Date and ending on the Expiration Date: Four Million One Hundred Thirty Nine Thousand Three Hundred and Sixty ($4,139,360) Dollars per annum ($344,946.67 per month) (“Fixed Rent”).

Tenant shall receive a credit against its obligation to pay Fixed Rent and Additional Charges hereunder in accordance with, and to the extent available under, Section 6 of the Settlement Agreement (as hereinafter defined). Subject to the foregoing, Fixed Rent shall be payable commencing on the Effective Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, and

(b)

additional rent (herein called “Additional Charges”) consisting of Tax Payments (hereinafter defined), Operating Payments (hereinafter defined), the Additional Charges set forth in Articles 14 and 15 and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder from and after the Effective Date;

all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord’s agent and at such other place, as landlord shall designate by notice to Tenant.

1.05.

(a) This Lease shall become effective on the Effective Date (such term to have the meaning given thereto in Section 6 of that certain Settlement, Discontinuance and Release Agreement dated as of March 1, 2011, among Landlord, Ambac Financial Group Inc., Tenant and the Segregated Account of Ambac Assurance Corporation (the “Settlement Agreement”)).

(b) As set forth in the Settlement Agreement, the Lease dated January 1, 1992 between Landlord and Ambac Financial Group, Inc., as assignee of Tenant, as amended (the “1992 Lease”), shall terminate simultaneously with the Effective Date.

1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. Fixed Rent and Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto.

1.07. If the Effective Date occurs on a day other than the first day of a calendar month, the Fixed Rent and all Additional Charges payable on a monthly basis (including, without limitation, Tax Payments and Operating Payments) shall be prorated based upon the number of days remaining in the calendar month in which the same occur.

1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided. No payment by Landlord or receipt or acceptance by Tenant of a lesser amount than that stipulated to be paid hereunder shall be deemed to be other than a payment on account nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Tenant may accept such check or payment without prejudice to Tenants right to recover the balance or pursue any other remedy in this Lease or at law provided.

1.09. Any apportionments or prorations for partial calendar years that are necessary to be made under this Lease with respect to Additional Charges that are neither payable on a monthly basis nor payable strictly based on usage (such as the Additional

Charges for Tenant’s submetered electricity set forth in Article 14) shall be made on a per diem basis computed on the basis of a 365-day year.

1.10. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without any expense to Tenant over and above Tenant’s financial obligations under this Lease with respect to the Fixed Rent and the Additional Charges) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. Notwithstanding the foregoing, the provisions of the preceding sentence shall not be enforceable except with respect to any such legal rent restriction terminating on or before the first anniversary of the expiration of the term of this Lease and provided Landlord furnishes Tenant with a bill for any additional amounts payable in accordance with the preceding sentence no later than such first anniversary date.

1.11. Additional Charges shall be deemed to be rent and if Tenant shall fail to pay the Additional Charges which failure continues beyond all notice and grace periods provided herein, Landlord shall be entitled to all rights and remedies provided herein or by law for a default in the payment of Additional Charges as for a default in the payment of Fixed Rent.

ARTICLE 2

Delivery and Use of Premises

2.01. Tenant is the current occupant of the Premises and shall accept Premises in its “as is” condition on the Effective Date and Landlord shall not be required to perform any work, install any fixtures or equipment or render any services to make the Premises ready or suitable for Tenant’s use or occupancy, except for Landlord’s obligation to perform certain work (“Landlord’s Work”) pursuant to Article 38 hereof.

2.02. The Premises shall be used and occupied only for executive and general offices and other lawful purposes incidental or ancillary to such use.

2.03. If any governmental license or permit (other than any governmental license or permit relating to the entire Building) shall be required for the proper and lawful conduct of Tenant’s business (for a special use other than merely for general and executive offices) in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times maintain each such license or permit in full force and effect, to the extent such license or permit remains necessary. Additionally, should Alterations (hereinafter defined) or Tenant’s use of the Premises (for a special use other than merely for general and executive offices) require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all actions necessary in order to procure any such modification or amendment and shall reimburse Landlord (as Additional Charges) for all actual and reasonable costs and expenses Landlord incurs in effecting said modifications or amendments. The foregoing provisions are not intended to be deemed Landlord’s consent to any Alterations or to a use of the Premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy.

2.04. Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner: (a) violates the Certificate of Occupancy for the Premises or for the Building; (b) is a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (c) subject to subsection 11.02(c) hereof, impairs the proper maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (d) annoys other tenants or occupants of the Building in an unreasonable fashion; (e) constitutes a nuisance, public or private; (f) makes unobtainable from reputable insurance companies authorized to do business in New York State all-risk property insurance, or liability, elevator, boiler or other insurance at standard rates customarily carried by landlords of similar buildings; or (g) discharges objectionable fumes, vapors or odors into the Building’s flues or vents or otherwise.

2.05. Tenant shall not use, or suffer or permit anyone to use, the Premises, or any part thereof, for (a) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods, (b) the business of photographic reproductions and/or offset printing, (c) an employment or travel agency, (d) a school or classroom (with the exception of any seminars or training sessions given in the Premises for the benefit of Tenant’s employees or clients), (e) medical or psychiatric offices (except that Tenant may use part of the Premises for any of the uses described in clauses (a) through (e) of this Section 2.05 in connection with its own business and/or activities provided such usage shall be only for the benefit of the employees or officers of Tenant), (f) conduct of an auction, (g) gambling activities or (h) the conduct of obscene, pornographic or similar disreputable activities.

2.06. Provided the same shall be performed in a manner that complies with all applicable laws and requirements of any public authorities and with all the provisions of this Lease, Tenant shall have the right to install in the Premises, at Tenant’s sole cost and expense, one or more kitchenettes, dryer units and pantries containing, inter alia, microwave ovens, refrigerators, electric stoves, dishwashers, sinks, coffee stations, cabinetry, vending machines and other similar items for the purpose of preparing food provided that: (i) the use thereof shall be confined to Tenant’s officers and employees and business invitees (i.e., persons having a business relationship with Tenant and who are invited by Tenant into the

Premises for a bona fide business purpose other than the mere use of such facilities); (ii) the operation thereof shall not involve the installation of any flues or other ventilation equipment or facilities, and shall not cause any food or other odors to emanate from the Premises to other parts of the Building; (iii) the use of the foregoing facilities shall not involve or require Landlord to furnish any additional cleaning or air-conditioning service; (iv) Tenant shall from time to time engage such extermination services as shall be necessary to maintain the Premises free of rats, mice, roaches and other insects or vermin; and (v) such installation is performed in a manner complying with all of the relevant provisions of Article 11 hereof.

2.07. Tenant shall have the right to permit its “affiliates”, as hereinafter defined, to use and occupy the Premises pursuant to Article 2 hereof. Tenant’s “affiliates” shall mean any corporation, partnership or other business entity which is controlled by, controls, or is under common control with, Tenant, and the term “control”, as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity. Except to extent permitted in Article 7 hereof, the permission granted in this Section 2.07 shall automatically terminate upon Tenant’s transfer or cessation of control over any such affiliate occupying the Premises.

ARTICLE 3

Adjustment of Rent

3.01. In addition to the Fixed Rent hereinbefore reserved, Tenant covenants and agrees to pay to Landlord as Additional Charges for the term of this Lease commencing on the Effective Date, sums computed in accordance with the following provisions:

(a) “Wage Rate” shall mean, as of the times referred to in the last paragraph of this Section 3.01, one-half of the combined total of the hourly wage rate (including mandatory overtime) computed on the basis of the standard work week as set forth in the Agreement (as such term is hereinafter defined) plus all other sums required to be paid to or for the benefit of (i) porters, and (ii) cleaners engaged in the general maintenance and operation of office buildings most nearly comparable to the classification now applicable to porters and cleaners in the current collective bargaining agreement (hereinafter the “Agreement”) between Realty Advisory Board on Labor Relations, Inc. (or any successor thereto) and Local 323 and Local 32J of the Building Service Employees International Union AFL-CIO (or any successor thereto), which classification is currently termed “others’ in said Agreement. The Wage Rate shall not include fringe benefits. Annexed hereto as Exhibit K is an example demonstrating the method by which Landlord has calculated the Wage Rate for the calendar year 2011 as of the date hereof. If such Agreement is not entered into or such parties or their successors shall cease to bargain collectively, then the Wage Rate shall be one-half the combined total of the hourly wage rate (including mandatory overtime) and other sums as aforesaid payable to or for the benefit of porters and cleaners engaged in the maintenance and operation of the Building and payable by either Landlord or the contractor furnishing such services, but not in excess of the hourly minimum rate of wages and other sums as aforesaid for porters and cleaners engaged in the general maintenance and operation of buildings of the same type as the Building. The Wage Rate is intended to-be an index in the nature of a cost of living index, and is not intended to reflect the actual cost of wages or expenses for the Building.

(b) “Base Wage Rate” shall mean the Wage Rate in effect on December 31, 2011.

(c) For purposes of this Article 3 the number of square feet of rentable area contained in the Premises is hereby fixed (by mutual agreement) at 103,484 square feet and the number of square feet of rentable area contained on each individual floor comprising the Premises is hereby fixed (by mutual agreement) at 25,871 square feet.

If the Wage Rate shall be changed at any time during the term of this Lease and shall be greater than the Base Wage Rate, Tenant shall pay to Landlord as additional rent an annual sum equal to 75% of the product obtained by multiplying (i) the number of cents (including any fraction of a cent) by which the Wage Rate exceeds the Base Wage Rate by (ii) 103,484. The amounts (herein called “Operating Payments”) payable pursuant to this Section 3.01(c) shall be payable in equal monthly installments commencing with the first monthly installment of Fixed Rent falling due hereunder after Tenant receives notice from Landlord of the effective date of such change in the Wage Rate and continuing thereafter until a new adjustment in the Additional Charges shall be established and become effective in accordance with the provisions of this paragraph, excepting that notwithstanding any change in the Wage Rate downwards the Fixed Rent shall not be reduced. In the event any change in the Wage Rate shall be made retroactive, Tenant shall pay Landlord the amount of such retroactive adjustment within thirty (30) days after being billed therefor. Notwithstanding the foregoing, Landlord shall have the right to change Tenant’s Operating Payments not more frequently than once in each calendar year. If, on the date on which Landlord notifies Tenant of its Operating Payments for the current calendar year, an increase in the Wage Rate shall be scheduled to occur during the calendar year in question, Landlord may, in its notice, include a bump-up in Operating Payments to occur later in the calendar year to reflect such scheduled increase. If there shall be more than one scheduled increase or if one or more unscheduled increase(s) in the Wage Rate shall occur during any calendar year, Landlord may, in its statement for the succeeding calendar year, include a retroactive adjustment for such increase(s).

3.02. Tenant further covenants and agrees to pay to Landlord as Additional Charges, sums computed as follows:

(a) “Taxes” shall mean all real estate taxes, assessments, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the existing leasehold of air rights or Landlord’s share thereof, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, exclusive of penalties and interest. The term “Taxes” shall also include any tax, excise or fee levied against Landlord and/or the Land and/or the Building, under the laws of the United States, the State of New York or any political subdivision thereof or by the City of New York, as a substitute or addition in whole or in part for taxes presently or hereafter imposed on the Landlord and/or the Land and/or the Building or resulting from or due to any change in the method of taxation; provided that any such additional or substitute tax is imposed exclusively upon owners or lessees of real property interests or buildings (including, without limitation, those which are classified as Class A office buildings) and only to the extent that such tax would be payable if the Land and the Building were the only assets of Landlord and the rental income derived therefrom were the only income of Landlord. In no event shall Taxes include taxes of general applicability such as income, franchise, corporate, estate, inheritance, succession, capital stock, transfer or similar tax levied on Landlord. The term “Land” where used in this Lease shall, unless the context otherwise indicates, include the existing air rights leased from the adjoining property as of the date hereof but shall exclude any and all air rights which may hereafter be transferred to the Land or the Building from any other property. With respect to any Tax Year occurring within the term of this Lease, all reasonable or customary expenses, including reasonable legal fees, reasonable experts’ and other reasonable witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year. To the extent any tax or any other similar payment that is a component of “Taxes” under this Lease is due and payable by Landlord to the taxing authority in installments over a period of time that consists of portions of more than one (1) Tax Year, for purposes of calculating Tenant’s Tax Payment under this Lease, an allocation shall be made with regard to the installment payments for the respective Tax Years in question on the basis of the last date that Landlord is permitted by the applicable tax laws to pay such various installment payments.

(b) “Tax Year” shall mean each consecutive period of twelve (12) months, commencing on the first day of July of each such period and ending twelve (12) months thereafter in which occurs any part of the term of this Lease, or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(c) “Tenant’s Proportionate Share” shall be deemed to be 13.6232%.

(d) “Basic Tax” shall mean the average Taxes for the 2010/11 and 2011/12 fiscal years.

3.03. If the Taxes for any Tax Year shall be greater than the Basic Tax, then Tenant shall pay to Landlord as Additional Charges an amount (herein called “Tenant’s Tax Payment”) equal to Tenant’s Proportionate Share of the increase over the Basic Tax.

3.04. (a) Any such Tenant’s Tax Payment payable by reason of the provisions of this Article 3 shall be payable in the same number of installments that Landlord is required by applicable laws and requirements of any public authorities to make such payments not less than ten (10) days prior to the date the corresponding payment or installment of such Taxes is required to be paid by Landlord to the appropriate taxing authority; provided Tenant shall have received a statement from Landlord at least thirty (30) days prior to the date each such installment of Tenant’s Tax Payment is due. Landlord shall, together with any statement sent to Tenant setting forth Tenant’s Tax Payment to be made with respect to the approaching new Tax Year, furnish Tenant with a copy of the tax bill received by Landlord from the municipality for such new Tax Year or if such new tax bill has not been received, the data and information on which the Tenant’s Tax Payment has been based. If Landlord shall fail to so enclose the appropriate tax bill with such statement or, if such tax bill has not been received, such alternative information on which Landlord’s statement is based, Tenant, after its receipt of such statement, shall notify Landlord in writing of the same. If Landlord shall fail to send to Tenant either the applicable new tax bill, if the same is available to Landlord, or such other data and information reasonably evidencing the calculation of the amount of the Tenant’s Tax Payment set forth in Landlord’s statement within fifteen (15) days after Landlord’s receipt of such notice from Tenant, then, notwithstanding anything contained in the prior sentence to the contrary, Tenant may defer Tenant’s Tax Payment for such new Tax Year until ten (10) Business Days following the date upon which Tenant receives such new tax bill or the aforementioned other data and information. If the statement for Tenant’s Tax Payment shall have been based upon such alternative data and information, Landlord shall send a copy of the tax bill to Tenant promptly after Landlord receives the same from the taxing authority.

(b) Landlord’s failure to render a statement to Tenant setting forth Tenant’s Tax Payment with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render a statement with respect thereto or with respect to any subsequent Tax Year; Provided, however, that in the event Landlord fails to deliver a statement to Tenant with respect to any Tenant’s Tax Payment for a period of more than two (2) years after the end of the Tax Year to which such statement would have related, Landlord shall be deemed to have waived the right to collect the Tenant’s Tax Payment as to which such statement would have related.

3.05.(a) In the event Landlord shall receive a reduction of Taxes for any Tax Year for which Tenant shall have paid any Additional Charges under the provisions of this Article 3, the proceeds of such reduction shall be applied and allocated to the periods for which the reduction was obtained and proper adjustment shall be made between Landlord and Tenant. In no event, however, shall such adjustment exceed Tenant’s Tax Payment amounts paid by Tenant to Landlord for the period to which such refund relates. Landlord’s obligation to pay to Tenant such refund shall survive the expiration or earlier termination of the term of this Lease.

(b) Any payments or refunds due hereunder for any period of less than a full Tax Year at the end of the term of this Lease, shall be equitably prorated to reflect the same.

(c) If the Taxes comprising the Basic Tax are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall, for all purposes be deemed to be the Basic Tax and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article 3, and Tenant shall pay the amount of the deficiency within thirty (30) days after demand therefor.

(d) The two (2) year limitation with respect to the Tenant’s Tax Payments set forth in subsection 3.04(b) hereof shall not apply with respect to any amounts due the Landlord pursuant to subsection 3.05(c) above or limit in any way Tenant’s rights to the amounts described in subsection 3.05(a) hereof.

(e) Notwithstanding anything contained herein to the contrary, in the event Landlord receives any refund or abatement of Taxes pursuant to the Lower Manhattan Commercial Revitalization Program, or any other similar tax reduction, rebate or incentive which is attributable to and passed through to a particular tenant(s) in the Building (whether related to the Premises under the Lease or otherwise and whether related to Tenant or another tenant in the Building), (i) Tenant shall not be entitled to any payment or credit under the Lease in connection with such refund or abatement (except to the extent such abatement is for the benefit of, and required by law to be paid to, Tenant) and (ii) for purposes of computing Taxes for any Tax Year pursuant to Section 3.02 of this Lease, there shall not be deducted from Taxes all or any portion of such refund or abatement.

3.06. (a) If in lieu of the rent or occupancy tax currently in effect by which an occupancy tax is payable directly by a commercial tenant to the taxing authority, a modified occupancy or rent tax is enacted which is the obligation of the Landlord in the first instance, Tenant shall pay to Landlord with respect to such modified occupancy tax or rent tax any portion thereof allocable to the Premises as Additional Charges hereunder within thirty (30) days of Landlord’s rendition of a bill therefor.

(b) At Tenant’s request, given no later than thirty (30) days prior to the last permissible day such a proceeding may be commenced, Landlord shall, with respect to any Tax Year so requested by Tenant, bring an application or proceeding (hereinafter the “Proceedings”) seeking a reduction in Taxes for such Tax Year unless Landlord shall provide Tenant with a reasonable explanation as to why Landlord believes it is ill-advised for Landlord to initiate such Proceedings. If such Proceedings are commenced with respect to or affecting the Basic Tax, Landlord agrees that Landlord shall not acquiesce to any settlement or withdrawal of such Proceedings if such settlement or withdrawal shall have the effect of a disproportionate reduction in the calculation of the Basic Tax as compared with the amount(s) of the Taxes for any other Tax Year that was a subject of or is directly affected by such Proceedings, unless there is reasonable explanation for such disproportionate effect.

3.07. Tenant, upon reasonable notice given within one (1) year after the receipt of any statement from Landlord hereunder for the payment of Tenant’s Tax Payments or Operating Payments, may elect to have Tenant’s designated certified public accountant (which may be an employee of Tenant and which is hereinafter called “Tenant’s Accountant”) examine such of Landlord’s books and records (collectively “Records”) as are relevant to Landlord’s statement in question and Landlord agrees to provide reasonable access to such books and records (including the right at Tenant’s sole expense to copy the same) at the place where they are regularly maintained in New York City. In making such examination, Tenant agrees, and shall cause Tenant’s Accountant to agree, to keep confidential any and all information contained in such Records. If a dispute shall persist despite Tenants examination of the Records, then, pending the resolution of such dispute, Tenant shall make all payments due under this Article 3 in the amounts as set forth in Landlord’s statement(s) and upon resolution of such dispute, appropriate adjustment shall be made if needed. If Tenant is determined to have been correct, such adjustment shall include an amount for interest to the Tenant at the then so-called “Prime Rate” established by Bank of America, or its successor, from time to time with respect to the amount overpaid by Tenant calculated from the date such overpayment was made. Any statement from Landlord for the payment of Tenant’s Tax Payments or Operating Payments shall, if not disputed by

Tenant or revised or corrected by Landlord within one (1) year after delivery thereof, be deemed final and conclusive upon the parties hereunder.

3.08. Notwithstanding anything to the contrary contained herein, if at any time during the term of this Lease, the so called “target” assessed valuation of the Land and Building shall be increased following a Building Sale (as hereinafter defined) or Building Financing (as hereinafter defined) (a Building Sale and/or a Building Financing being hereinafter referred to as an “Event”) either during the Tax Year in which the Event occurred, or during the two (2) Tax Years subsequent thereto, which such “target” increase shall result in an increase in the assessed valuation for the Land and the Building over the assessed valuation of the same for the previous Tax Year in a percentage that is 3% or more greater than the Average Percentage Change during the Tax Years in question, then, effective as of the first day of the Tax Year in which occurs such 3% or more percentage change (such Tax Year being hereinafter referred to as the “First Transitional Tax Year”) and throughout the “phase-in” period of such “target” assessed valuation increase, an alternate amount of Taxes (the “Alternate Taxes”) shall be calculated for both the First Transitional Tax Year and for each Tax Year thereafter during the phase-in period of such “target-assessed valuation increase. Such Alternate Taxes shall be determined by multiplying the tax rate(s) in effect with respect to the Land and Building in the applicable Tax Year by the sum of: (i) the assessed valuation of the Land and Building in the Tax Year prior to the First Transitional Tax Year (hereinafter called the ‘Prior Assessment”) and (ii) the product of the Prior Assessment multiplied by the Average Percentage Change (as hereinafter defined) in the Alternative Assessed Valuation (as hereinafter defined) (such sum being hereinafter referred to as the “Unaffected Portion”).

Commencing with the first Tax Year to occur following the completion of the phase-in period with respect to any “target” assessed valuation increase that gives rise to the calculation of the Alternate Taxes as described above, Tenant shall resume making Tenant’s Tax Payments in the manner as described in Section 3.03 hereof, except that with respect to each Tax Year thereafter during the term, the “Basic Tax” shall be increased to an amount (hereinafter called the “Adjusted Basic Tax”) that is the sum of: (A) the Taxes for the fiscal year of July 1, 2011 to June 30, 2012, as finally determined plus (B) the product obtained when multiplying (x) the difference between (i) the “target” assessed valuation amount in question (the “phase-in’ period for which having just been completed) less (ii) the Unaffected Portion of such “target” assessed valuation amount (as the same is hereinabove defined) by (y) the tax rate in effect during the fiscal year July 1, 2011 to June 30, 2012 plus or minus (C) the amount of any previous adjustment made to the Basic Tax pursuant to this paragraph. If in any Tax Year subsequent to the determination of the Adjusted Basic Tax pursuant to the previous sentence, the assessed valuation for tax Purposes of the Land and the Building shall for any reason ‘be reduced below the amount used to determine the Taxes for the Tax Year immediately following the completion of the ‘phase-in” period of any “target” assessed valuation increase described herein, then the Adjusted Basic Tax as determined in the previous sentence shall be reduced, to an amount that is the greater of: (A) the product obtained when multiplying (x) the lowest assessed valuation of the Land and the Building amount to date used or being used by the taxing authority to calculate the Taxes for any Tax Year occurring following the completion of the “phase-in’ period for any “target” assessed valuation increase described in this Section 3.08 by (y) the tax rate for the fiscal year July 1,

2011 to June 30, 2012 or (3) the Taxes for the fiscal year July 1, 2011 to June 30, 2012, as finally determined.

A “Building Sale” as applied to the Building, or a “Sale” as applied to a Substitute or Alternate Building (as hereinafter defined), shall mean the sale, conveyance or other transfer of the Land or the Building or of the Substitute Building or Alternate Building and/or a ground lease of the Land and/or a ground lease of the land on which any such Substitute or Alternate Building is situated, as the case may be, as said terms “sale, conveyance or other transfer” are defined under Article 31-3 of the New York State Tax Law and its related regulations or under Chapter 21 of Title 11 of The New York City Administrative Code and its related regulations as the same may be modified from time to time.

A “Building Financing” as applied to the Building, shall mean a financing of the Land and/or the Building and/or a ground lease of the Land or of the Land or the Building and/or the lessee’s interest in the ground lease of the Land, as the case may be, secured in each case by a mortgage thereon which is recorded and which mortgage shall secure indebtedness in the amount of at least $170,000,000.00, specifically excluding any existing mortgage on the Building as of the date hereof to the extent such mortgage is extended or increased by an amount not exceeding in the aggregate ten (10%) percent thereof. “Substitute or Alternate Building Financing” as applied to a Substitute or Alternate Building, shall mean a financing of the Substitute Building or Alternate Building and/or the land on which the same is situated and/or a ground lease of the land on which such Substitute or Alternate Buildings are situated and/or the lessee’s interest in the ground lease of the land on which such Substitute or Alternate Buildings are situated, as the case may be, secured in each case by a mortgage thereon which is recorded in an amount that is greater than the previous mortgage recorded against such Substitute or Alternate Building.

As used in this Section 3.08, unless otherwise expressly provided, ‘Assessed Valuation’ or ‘assessed valuation” shall mean the lower of the total actual (i.e., “target”) assessed valuation and the total transitional assessed valuation for the Land and/or the Building, or for the Substitute Building or for the Alternate Building together with the land on which such Substitute or Alternate Buildings are situated, as the case may be, as designated by the Department of Finance of the City of New York. For purposes of this Article, assessed valuation in all cases shall not take into consideration any exemption and/or abatement and shall include both the applicable building and the parcel of land on which the same is located.

Average Percentage Change shall mean the amount, expressed as a percentage, obtained by (a) first, dividing the difference between the Alternative Assessed Valuation and the Base Alternative Assessed Valuation (hereinafter defined) by the Base Alternative Assessed Valuation, for each of the Substitute Buildings and (b) second, eliminating both the highest and lowest resultant percentages (without regard to whether they are positive or negative) and averaging the remaining percentages. The “Base Alternative Assessed valuation” shall mean, with respect to a Substitute Building, the assessed valuation for such Substitute Building in the Tax Year prior to the First Transitional Tax Year.

The “Alternative Assessed Valuation’ shall mean, with respect to a Substitute Building, the total assessed valuation of such Substitute Building in the Tax Year in question, as the same may be increased or decreased from time to time other than as the result of a Sale, an increase or decrease in building size or a Substitute Building Financing. If the assessed valuation of any of the Substitute Buildings shall be increased as the result of a Sale (or decreased as the result of a casualty, other destruction or taking), or increased or decreased as a result of an increase or decrease in building size or Substitute Building Financing (such Sale, change in Building Size or Substitute Building Financing is hereinafter referred to as the “Substitute Event”), then, effective as of the effective date of such increase (or decrease), an Alternate Building or Buildings selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed shall be substituted for such Substitute Building or Substitute Buildings. If at any time the total number of Substitute Buildings shall be less than ten (10) or the total number of Alternate Buildings shall be less than six (6), Landlord and Tenant shall designate a sufficient number of Substitute Buildings or Alternate Buildings to increase their number to ten (10) and six (6) buildings, respectively, to be used for purposes of calculating the Alternative Assessed Valuation. The initial Substitute Buildings are as listed and attached hereto and made part hereof as Exhibit L. The “Alternate Buildings” shall mean initially the six (6) buildings set forth in the list annexed hereto as Exhibit M which particular buildings shall be chosen in the numbered order so listed on said Exhibit M.

If following an Event a dispute shall arise between the parties as to how to calculate the appropriate Tenant’s Tax Payment pursuant to this Article 3, then at the request of either Landlord or Tenant, the issue shall be resolved by formal arbitration conducted in the manner set forth in Article 39 hereof. Each arbitrator shall be MAI qualified and shall have at least ten (10) years’ experience in the appraisal of commercial office buildings in the “Downtown” office market of Manhattan. Pending the resolution of any dispute described herein, Tenant shall make Tax Payments in accordance with the Landlord’s determination of the amount due and upon resolution of such dispute, appropriate adjustment shall be made. If Tenant is determined to have been correct, such adjustment shall include, with respect to the portion overpaid by Tenant, an amount for interest to the Tenant at the so-called “Prime Rate” then in effect as established by Bank of America, or any successor thereto, from time to time calculated from the date such overpayment was made.

The following hypothetical illustrates the intentions of the parties: A Sale occurs in October 2015, and the assessed valuation of the Land and the Building with respect to which Taxes are computed for the 2017/18 Tax Year as compared to that for the 2016/17 Tax Year is 3% or greater than the Average Percentage Change during such Tax Years, as calculated in the manner described above. The Tax Year 2017/18 is thus deemed to be the “First Transitional Tax Year.” To illustrate the operation of the foregoing, assume that the hypothetical actual assessed valuation of the Land and the Building in the 2016/17 Tax Year is $175,000,000, that the Building is sold in October 2015, a “target” assessed valuation increase implemented by the taxing authority increases the assessed valuation for the 2017/18 Tax Year to $220,000,000, resulting in a percentage change of 25.7%. Assume further that the hypothetical Average Percentage Change is 18.7%. Consequently, a comparison of the changes yields a difference of 7% (which is 3% or greater) thereby triggering the application of the Alternative Assessed Valuation formula. The Substitute Buildings’ assessments upon which Taxes are actually paid (i.e., the lower of the total actual assessed valuation and the total transitional assessed valuation) are as follows:

Substitute Building Number	Base Alternative Assessed Valuation (for 2016/17)	Alternative Assessed Valuation (for 2017/18)	Percentage Increase
	(numbers in millions)	(numbers in millions)
1	30	40	33.3
2	25	30	20.0
3	60	75	25.0
4	100	107	7.0
5	200	280	40.0
6	175	186	6.3
7	95	108	13.7
8	105	125	19.0
9	118	148	25.4
10	195	207	6.1

From the foregoing list, Substitute Buildings Nos. 5 and 10 are eliminated as being the highest and lowest percentage changes.

The percentage changes for the balance of the Substitute Buildings are added together to arrive at a sum of 149.7% yielding the Average Percentage Change in the Alternative Assessed Valuation of 18.7% (149.7% ÷ 8 = 18.7%).

In the hypothetical, the total base assessed valuation of the Land and the Building in the 2016/17 Tax Year is $175,000,000. The 2017/18 transitional assessed valuation is $220,000,000. Assume further a tax rate in 2017/18 of 10%. The formula for computing the Alternate Real Estate Taxes for 2017/18 is as follows:

10% (tax rate) x ($175,000,000 + ($175,000,000 x 18.7%)) =

10% x ($207,725,000) or

$20,772,500 = the Alternate Taxes

Tenant’s Proportionate Share as set forth in subsection 3.02(c) hereof shall be used to calculate any Tenant’s Tax Payment in accordance with Section 3.03 based upon the increase of the Alternate Taxes as calculated for such Tax Year in accordance with this Section 3.08 over the Basic Tax or the Adjusted Basic Tax (whichever is applicable).

Notwithstanding all of the foregoing, Taxes for each Tax Year and Tenant’s Tax Payments shall in all instances be computed based on the lower of Section 3.03 hereof and this Section 3.08.

ARTICLE 4

Intentionally Omitted

ARTICLE 5

Subordination, Notice to Superior Lessors and Mortgagees

5.01. (a) Subject to the provisions of paragraphs (b) and (c) of this Section 5.01, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, air-rights leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the Premises are a part, now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 5.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination provided such instrument does not in any material respect increase the obligations of Tenant or decrease the rights of Tenant, i.e., is consistent in all respects to the manner in which issues and matters addressed therein are resolved (except for such departures therefrom as are beneficial to Tenant) as compared with the terms and conditions of the “NDA” (as such term is hereinafter defined). Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is, at the time referred to, or may become, upon compliance with subsection 5.01(c), subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

(b) Landlord represents that as of the date hereof, there are no Superior Leases affecting the Land and/or the Building and that there is only one Superior Mortgage with respect to the Building which is held by the Superior Mortgagee referenced on the NDA Form. Landlord will deliver to Tenant on or prior to the Effective Date a subordination, non-disturbance and attornment agreement in favor of Tenant in the form as annexed hereto as Exhibit G (herein called the “NDA Form”).

(c) With respect to future Superior Mortgages and all Superior Leases, the provisions of subsection 5.01 (a) hereof shall be conditioned upon the execution and delivery by such Superior Mortgagee or Superior Lessor to the Tenant (regardless whether Tenant shall likewise countersign and/or deliver the same) of a subordination, non-disturbance and attornment agreement in the NDA Form with such commercially reasonable changes as shall be applicable based upon the facts at the time, provided the same do not in any material respect increase the obligations of Tenant or decrease the rights of Tenant, i.e., is consistent in all respects to the manner in which issues and matters addressed therein are resolved (except for such departures therefrom as are beneficial to Tenant) as compared with the terms and conditions of the NDA Form.

ARTICLE 6

Quiet Enjoyment

6.01. So long as Tenant is not in default under this Lease beyond any applicable grace and notice periods set forth herein, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages. This covenant shall be construed as a covenant running with the Land.

ARTICLE 7

Assignment, Mortgaging, Subletting, Etc.

7.01. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 2, or (c) mortgage, pledge or encumber this Lease or the Premises or any part thereof without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 7. For purposes of this Article 7, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the “over-the-counter market” or through any recognized stock exchange, other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, provided, however, that any changes to the corporate structure or ownership of the Tenant or its parent company resulting from the current rehabilitation proceedings for a segregated account of Tenant in Wisconsin or Ambac Financial Group Inc.’s federal bankruptcy proceeding shall not violate this Section 7.01, and (ii) a modification, amendment or extension of a sublease which changes the term, the rent or the sublet space shall be deemed a sublease.

7.02. The provisions of Section 7.01 hereof shall not apply and Tenant shall have the right without the consent of, but upon prior written notice to, Landlord and without complying with the provisions of Sections 7.05 and 7.06 and without making any payments pursuant to Section 7.07, to assign this Lease to a corporation into or with which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby) and provided further, that the assignee has a net worth at least equal to or in excess of $250,000,000.00.

7.03. (a) Any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 7. Any assignment or transfer, whether made with Landlord’s consent as required by Section 7.01, with Landlord’s deemed consent as provided in subsection 7.05(c) or without Landlord’s consent to the extent permitted by this Article 7, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease from and after the date of the assignment (together with the obligation to pay any amounts then owed and outstanding with respect to any Fixed Rent or Additional Charges payable under this Lease provided, in the case of Additional Charges, Landlord has billed Tenant for the same) and agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed from and after the date of the assignment (except as to the arrearages as aforesaid) and whereby the assignee shall agree that the provisions of this Article 7 shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the Fixed Rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

(b) With respect to each and every sublease or subletting whether made with Landlord’s consent, with Landlord’s deemed consent (pursuant hereto) or without Landlord’s consent to the extent permitted by this Article 7, it is agreed:

(i) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease (and all pertinent documents executed in connection therewith), have been delivered to Landlord; (ii) each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease, provided Landlord agrees to recognize the subtenant as a direct tenant, subject to the exceptions set forth below, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease but rather for its own acts and omissions following such attornment to the extent the same violate the terms and provisions of the sublease, (B) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (C) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s rent, (D) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (E) required to account for any security deposit of the subtenant unless Landlord actually took possession of the same, or (F) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment; and (iii) each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent, which consent, however, shall not be unreasonably withheld or delayed with respect to a proposed assignment or underletting of a direct subtenant of Tenant only, provided (i) such subtenant shall satisfy the conditions applicable to Tenant provided in this Article 7 with respect to an assignment of such sublease or an underletting of all or a portion of the Premises; and (ii) the proposed assignment or underletting complies with all of the applicable provisions of this Article 7 including, specifically, Sections 7.06 and 7.07 hereof (it being understood that, with respect to such Section 7.07, all references to “Tenant” shall be deemed to apply to such subtenant and all references to “this Lease” shall be deemed to apply to the subtenant’s sublease with Tenant). Notwithstanding any implication to the contrary contained in this Section 7.03, the assignee of such direct subtenant of Tenant shall not be permitted to further assign such sublease or further underlease all or a portion of such space nor shall any undertenant of such direct subtenant of Tenant be permitted to assign its leasehold interest under such underletting agreement or further underlease all or any portion of such space without Landlord’s prior consent in each instance, which consent may be withheld for any reason.

7.04. The liability of the tenant named in this Lease or any of its successors-in-interest under this Lease for the due performance of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord with any assignee or grantee of the tenant named in this Lease or any of its successors-in-interest, by way of mortgage, or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations to be performed under this Lease, and the tenant named in this Lease or any of its successors-in-interest shall continue to be liable hereunder except as provided in the next sentence. If any such agreement or modification operates to increase the obligations of any assignee or grantee of the tenant named in this Lease or any of its successors-in-interest, the liability under this Section 7.04 of the tenant named in the Lease or any of its successors-in-interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge the tenant named in this Lease or any of its successors-in-interest, no demand or notice of any default shall be required; the tenant named in this Lease and each of its successors-in-interest hereby expressly waives any such demand or notice.

7.05. (a) In the event that Tenant complies with the provisions of Section 7.06 hereof and Landlord does not exercise any option provided to Landlord thereunder within the time provided therefor, and, within one hundred eighty (180) days following the expiration of the ten (10) day period described in Section 7.06 hereof, Tenant delivers to Landlord a memorandum (hereinafter called the “Consent Memo”) setting forth the name and business address of the proposed subtenant or assignee, the basic financial terms of the proposed assignment or sublease, and the most recent financial statements and credit references available with respect to the proposed assignee or subtenant, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or a subletting of the whole or a part of the Premises as set forth in the Consent Memo at such time as Tenant enters into the proposed assignment or sublease, provided that:

(1) The financial net worth, credit and financial responsibility of the proposed subtenant or assignee is, considering the responsibilities involved, reasonably satisfactory to Landlord;

(2) The proposed subtenant or assignee or its business activities is not so disreputable as to adversely affect the reputation of the Building;

(3) The proposed subtenant or assignee is not then (x) an occupant of any part of the Building except to the extent that there is not adequate space in the Building to satisfy such proposed subtenant’s or assignee’s requirements (adequate space being space that (i) shall be above-grade, (ii) Landlord has possession of, and (iii) in the event of a proposed sublet of one or more full floors, consists of at least the same number of full floors) (y) a party who actively negotiated with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the three (3) months immediately preceding Tenant’s request for Landlord’s consent except to the extent that Landlord shall not have (and based on surrender agreements, other written agreements material defaults under existing leases, or anticipated lease expirations is not reasonably likely to have) sufficient space available for leasing in the Building for such proposed assignee or sublessee;

(4) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises shall, subject to the provisions of Article 11 with respect to alterations, installations, additions or improvements, be borne by Tenant or the subtenant;

(5) Tenant shall pay to Landlord any reasonable out-of-pocket costs incurred by Landlord to review the proposed assignment or subletting including reasonable attorneys’ fees incurred by Landlord within thirty (30) days after rendition of a statement therefor; and

(6) Tenant shall have complied with the provisions in Section 7.06 and Landlord shall not have made any of the elections provided for in Section 7.06 and that the term as contemplated by Tenant’s Recapture Notice (as such term is hereinafter defined) shall not be materially different from that set forth in Tenant’s Consent Memo.

(b) In the event that Landlord fails to exercise any of its options under Section 7.06 and Tenant fails to deliver to Landlord the Consent Memo described herein within one hundred eighty (180) days following the expiration of the ten (10) day period set forth in Section 7.06, then Tenant shall again comply with all of the provisions and conditions of Section 7.06 before assigning this Lease or subletting the Premises or any portion thereof;

(c) Landlord agrees that it shall approve or disapprove of any such proposed sublease or assignment within ten (10) Business Days following Landlord’s receipt of the Consent Memo containing all of the information set forth in Section 7.05(a). Any disapproval shall state Landlord’s objections with reasonable specificity. If Landlord shall not respond to Tenant’s request for Landlord’s consent to such assignment or sublease within such ten (10) Business Days, then provided (i) Tenant is not in default hereunder beyond notice and any applicable cure period, (ii) Tenant’s initial request for Landlord’s consent shall in bold and capitalized lettering specifically reference this subsection and set forth the requirement that

Landlord respond within such ten (10) Business Day period, and (iii) such assignment or sublease satisfies the conditions specified in subsections 7.05 (1) - (6), Tenant may, following the expiration of such ten (10) Business Day period, deliver a second notice (the “Second A/S Notice”) to Landlord, (which shall specify in bold and capitalized lettering that if Landlord’s response to the proposed assignment or sublease is not given within five (5) business days after receipt of such Second A/S Notice, Landlord’s approval of the proposed assignment or sublease shall be deemed granted) and if Landlord’s response to the proposed assignment or sublease is not given within five (5) business days following receipt of the Second A/S Notice, Landlord’s approval of the proposed assignment or sublease shall be deemed granted. Landlord and Tenant agree that Landlord shall have no obligation to respond to Tenant’s request for Landlord’s consent to any proposed assignment of the Lease or sublease of all or part of the Premises until Landlord has received a fully executed copy of the proposed assignment or sublease, as the case may be.

(d) At either party’s option, any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to deny consent to Tenant’s proposed assignee or subtenant pursuant to this Section 7.05 may be settled and finally determined by arbitration in the City of New York in accordance with the following provisions. Either party may apply to The American Arbitration Association (the “AAA”) or any successor entity thereto for the designation of an arbitrator and if the AAA is unable or refuses to act within five (5) Business Days then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. Any arbitrator who wishes-to be designated for the purposes described in this Section 7.05 must agree, as a condition of his or her employment, to render a determination no later than fifteen (15) days following the date of his or her designation. The arbitrator shall conduct such hearings as he or she deems appropriate, making a determination in writing and giving notice to Landlord and Tenant of his or her determination as soon as practicable, and if possible, within five (5) Business Days after his or her designation. Judgment upon any decision rendered in any arbitration held pursuant to this subparagraph (d) of Section 7.05 shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. The arbitrator selected as herein provided shall have at least ten (10) years’ experience (as broker, owner or manager) in the leasing and renting of office space in first-class office buildings in the Wall Street area. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subparagraph (d) of Section 7.05, and the parties shall share all other expenses and fees of any such arbitration. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The sole function of the arbitrator shall be to determine the reasonableness of Landlord’s decision in accordance with this Section 7.05.

7.06. (a) If Tenant shall at any time desire in good faith to assign this Lease, Tenant (notwithstanding that it does not at such time have a prospective assignee) shall give notice (hereinafter the “Recapture Notice”) of such desire to Landlord, which Recapture Notice shall set forth (i) the effective date of the proposed assignment and (ii) the amount of any consideration that Tenant reasonably believes it would obtain in connection with such assignment or the amount of any consideration that Tenant reasonably believes it would be required to pay in connection with such assignment. Landlord shall then have the right to elect, by notifying Tenant within ten (10) days of such delivery, to terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease. If the Recapture

Notice contemplates that an assignee shall pay any consideration in connection with the assignment, then Tenant shall not be entitled to any consideration or payment from Landlord in connection with such termination (except as may be provided in subsection 7.07(b) hereof). If the Recapture Notice contemplates that Tenant shall pay any consideration in connection with the assignment, then such consideration shall be payable by Tenant in connection with such termination.

(b) If Tenant shall at any time desire in good faith to sublet all or part of the Premises, Tenant (notwithstanding that it does not at such time have a prospective subtenant) shall give a Recapture Notice to Landlord, which Recapture Notice shall set forth (i) the area proposed to be sublet, (ii) the proposed term for such sublease, and (iii) the subrental rate (including, without limitation, all fixed rent and additional rent) that Tenant in its reasonable judgment believes it will be able to obtain for such sublet space (the “Proposed Rent Rate”), and Landlord shall then have the right to elect, with respect to a proposed sublease having a term expiring on or after the date that is nine (9) months prior to the Expiration Date, by notifying Tenant within ten (10) days of such delivery, to terminate this Lease as to the portion of the Premises affected by such subletting or as to the entire Premises in the case of a proposed subletting of all of or substantially all of the Premises, effective as of the commencement date of the proposed sublease as contemplated by Tenant in the Recapture Notice. In the event of any termination of this Lease by Landlord pursuant to this subsection 7.06(b), Tenant shall remain fully liable, in the case of a termination, for the full amount each month by which the Fixed Rent, Additional Charges and other sums, which would have been due under this Lease but for such termination shall exceed the Proposed Rent Rate for each such month. Except as may be specifically provided in subsection 7.07(b), no consideration or other sums shall be payable to Tenant by Landlord with respect to any termination of this Lease by Landlord pursuant to this Section 7.06.

(c) Intentionally omitted.

(d) If, pursuant to the exercise of Landlord’s option pursuant to Section 7.06 hereof, this Lease is terminated as to only a portion of the Premises, then the Fixed Rent payable hereunder and Tenant’s Tax Payments and Operating Expenses payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the Premises affected by such termination.

7.07. (a) If Landlord shall give, or be deemed to have given, its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Charges hereunder:

(i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant or any subtenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of any of the foregoing, the then fair market value thereof) after deducting therefrom the Tenant’s Costs (as such term is hereinafter defined); and

(ii) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant or to any subtenant by an undertenant which is in excess of the Fixed Rent and Additional Charges accruing under this Lease during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale or rental of any of foregoing, the then fair market value thereof) after deducting therefrom the Tenant’s Costs (as such term is hereinafter defined).

Fair market value of Tenant’s fixtures, equipment, furniture or other personal property shall be established by an appraiser selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld, or if the parties are unable to agree upon an appraiser, then one selected at the application of either party by the American Arbitration Association, or any successor thereto.

With respect to the rental of or the proceeds of a sale of leasehold improvements by Tenant, the deduction therefor, (x) in the case of a sublease, shall in no event exceed $1.00 per rentable square foot per annum and (y) in the case of an assignment, shall in no event exceed the present value (using a discount factor equal to a fixed rate of interest which shall be the “Prime rate” of interest announced by Bank of America or any successor thereto on the effective date of the assignment) of a series of monthly payments aggregating not more than $1.00 per rentable square foot per annum during the period commencing on the effective date of the assignment and continuing thereafter for the then remaining term of this Lease. Except as hereinafter provided, the sums payable under this Section 7.07 shall be paid to Landlord as and when paid by the subtenant or assignee to Tenant. For purposes hereof, the term “Tenant’s Costs” shall mean the amount of any reasonable and actual broker’s fees or commissions paid as a result of any assignment or subletting by Tenant hereunder, reasonable and actual counsel’s fees and disbursements paid with respect to such assignment and subletting, reasonable and actual advertising expenses paid relating to the assignment of this Lease or subletting of the space, the reasonable and actual cost to Tenant of additional improvements made by Tenant, at Tenant’s expense, to prepare the space in question for the occupancy of the subtenant thereof or the assignee, in the case of a subletting, any rent concession or work allowance granted by Tenant to such subtenant in lieu of Tenant’s performance of any such improvements, any amounts paid by Tenant in connection with any takeover of space theretofore leased by a proposed subtenant or assignee, the cost to Tenant (assuming market value for the space) for the period of time that the space in question shall be vacant (and if less than a full floor, separately demised with separate access), and all amounts paid to the Landlord’s attorneys pursuant to this Lease in connection with Landlord’s review of any proposed subletting or assignment.

(b) If Landlord shall, at any time, in the exercise of its rights under Section 7.06, either (i) terminate this Lease or, (ii) remove any portion of the Premises from the Premises and accept a surrender thereof for the term of any proposed sublease set forth in the Recapture Notice, and Landlord shall thereafter lease the Premises or any portion thereof (in the event of a termination of this Lease) or any portion of the space in the Premises surrendered pursuant to any Partial Surrender Agreement at a rental rate (including fixed rent, additional charges, and all other consideration paid to Landlord in connection with such rental) greater than the lower of (i)

the sum of all Fixed Rent and Additional Charges and other sums payable pursuant to this Lease with respect to such space or which would be payable hereunder but for a termination hereof pursuant to the exercise of Landlord’s rights hereunder or (ii) the Proposed Rent Rate with respect to such space, then Landlord shall pay to Tenant: (x) an amount equal to forty (40%) Percent of such excess after deduction of Landlord’s Cost (as such term is hereinafter defined) if Landlord terminated the Lease in response to a request for an assignment in the Recapture Notice or terminated the Lease or accepted a partial surrender of the space in response to a request for a sublease in the Recapture Notice and the Proposed Rent Rate set forth in the Recapture Notice equaled or exceeded the Fixed Rent, Additional Charges and other sums due under this Lease, or, (y) an amount equal to twenty-five (25%) percent of such excess after deduction of Landlord’s Cost if Landlord terminated the Lease or accepted a partial surrender of the space in response to a request for a sublease in the Recapture Notice and the Proposed Rent Rate set forth in the Recapture Notice was less than the Fixed Rent, Additional Charges and other sums due under this Lease for such space (on a per square foot basis). For purposes hereof, the term “Landlord’s Costs” shall mean the amount of any reasonable broker’s fees or commissions paid as a result of any leasing transaction by Landlord hereunder, reasonable counsel’s fees and disbursements paid with respect to such leasing transaction, reasonable advertising expenses paid relating to the rental of the space, the cost to Landlord of additional improvements made to prepare the space in question for the occupancy of the tenant, any rent concession or work allowance granted by Landlord to such tenant in lieu of Landlord’s performance of any such improvements, amounts paid by Landlord in connection with any takeover of space theretofore leased by such tenant and the cost to Landlord for the period of time, if any, that the space in question shall be vacant. Notwithstanding the foregoing provisions of this subsection 7.07(b), to the extent that any such lease by Landlord shall include any portion(s) of the Building other than the Premises or shall involve only a part of the space as to which Landlord shall have exercised any of its options hereunder, the excess shall be calculated on a per square foot basis. The sums payable under this subsection 7.07(b) shall be paid to Tenant only if, as and when paid by Landlord’s tenant. In lieu of payment thereof to Tenant, Landlord may at its option credit the amount of such payments as and when due against the next installments of Fixed Rent or Additional Charges payable by Tenant hereunder, including any amounts then payable by Tenant pursuant to Section 7.06. If the term of any lease by Landlord to which this subsection 7.07(b) shall apply shall extend beyond the date on which this Lease would have expired or terminated, but for Landlord’s exercise of its right of termination pursuant to Section 7.06 hereof, Tenant’s right to share in any excess shall terminate and shall be apportioned as of such date that this Lease would have expired or been terminated. As to any such lease, Landlord agrees that the rentals shall be structured in a commercially reasonable manner and not in such a manner as to deprive Tenant in bad faith of the share to which it would otherwise be entitled under this Section 7.07. Landlord’s obligations under this subsection 7.07(b) shall survive the termination of this Lease.

7.08. Landlord’s consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease unless expressly provided in such consent, or Tenant’s obligations hereunder, which shall continue to apply to the occupants thereof, as if the sublease or assignment had not been made. Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of Fixed Rent and Additional Charges and for the other obligations of this Lease on the part of Tenant to be performed or observed. In the event that Tenant defaults in the payment of any Fixed Rent or Additional Charges which default shall continue beyond all notice and grace periods provided herein, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Premises and Landlord shall apply the net amounts collected to the Fixed Rent and Additional Charges reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of any part of the Premises, shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant.

7.09. Notwithstanding the provisions of Article 7, Tenant shall not be obligated to deliver a Consent Memo in accordance with Section 7.05 hereof or to make the offer to Landlord described in Section 7.06 hereof, and Landlord’s consent shall not be required however Tenant shall provide Landlord with advance written notice (but Tenant shall be obligated to comply with all of the other provisions of this Article 7) with respect to a subletting or a combination of sublettings from time to time in the aggregate of not more than 12,936 rentable square feet of the Premises (the “Exempted Sublet Space”); provided that none of such sublettings shall be to a subtenant of the type that, were the consent of the Landlord required per subsection 7.05(a) such subtenants would violate Section 7.05(a)(2) or Section 7.05(a)(3) hereof and provided further, that in the event the method of measuring the floor changes, the Exempted Sublet Space shall be one half of the floor. Notwithstanding the provisions of Section 7.07 hereof, in calculating the Additional Charges payable to Landlord pursuant to Section 7.07 hereof with respect to that portion of any sublease attributable to the Exempted Sublet Space, the percentage set forth in the first line of Section 7.07(a)(ii) shall be forty (40%) percent and not fifty (50%) percent.

7.10. Notwithstanding anything to the contrary contained in this Article 7, Tenant shall not be required to make the offer described in Section 7.06 hereof nor make any payments described in Section 7.07 hereof nor deliver a Consent Memo in accordance with Section 7.05 hereof and Tenant shall not be required to obtain Landlord’s consent, however Tenant shall provide Landlord with advance written notice, to an assignment of this Lease or a subletting of all or a portion of the Premises to an affiliate of Tenant (as such term affiliate is defined in Section 2.07 hereof). Any transfer or cessation of control over any affiliate or subsidiary to which this Lease is assigned shall constitute an assignment of this Lease or a subletting to which all of the provisions of this Article 7 (other than Section 7.02) shall apply. In the event that Tenant assigns this Lease or sublets all or a portion of the Premises in accordance with this paragraph, the assignee of this Lease or such subtenant shall execute an agreement of the type required to be executed pursuant to Section 7.03 hereof.

7.11. Notwithstanding anything to the contrary contained in this Article 7, Tenant shall not be required to make the offer described in Section 7.06 hereof, nor make any of the payments described in Section 7.07 hereof, nor deliver a Consent Memo in accordance with Section 7.05 hereof and Landlord’s consent shall not be required, however Tenant shall provide Landlord with advance written notice, with respect to occupancy of a portion of the Premises by persons having an ongoing business arrangement or relationship with Tenant, other than merely that of an occupant of the Premises (“Tenant’s Associates”), provided that, (i) such Tenant’s Associates shall not occupy, after including their allocable share of the common, secretarial and service areas, in excess of five (5%) percent of the rentable area of the Premises; (ii) no such occupancy shall be deemed to create a tenancy hereunder and any such occupancy shall be deemed to be pursuant to a license granted by Tenant and revocable by Tenant upon not more than sixty (60) days’ notice; and (iii) the acts and omissions of such Tenant’s Associates and its employees, contractors, agents and invitees will be deemed to be the acts and omissions of Tenant and its employees, contractors, agents and invitees.

ARTICLE 8

Compliance with Laws

8.01. Tenant shall give prompt notice to Landlord of any written notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Tenant shall, subject to its rights to contest as set forth in Section 8.02 hereof, at Tenant’s expense, comply with all laws and requirements of any public authorities in respect of the Premises and the use and occupation thereof, however, to the extent that such compliance shall require repairs, alterations, improvements or additions in the Premises, Tenant shall be responsible only for those that: (A) are to be performed in portions of the Premises other than elevator lobbies, core bathrooms and electrical closets (hereinafter called “Excluded Areas”), (B) are non-structural and (C) are of a nature or type that they would generally be demolished and/or removed in connection with a standard new building installation. Notwithstanding the foregoing, Tenant shall be responsible for the cost of removing any Alteration which Tenant installs in an Excluded Area (and restoring the area affected thereby) to the extent that such Alteration subsequently violates or creates conditions constituting a violation of such laws and requirements of any public authorities. Furthermore, Tenant shall be responsible for the cost of compliance with all present and future laws and requirements of any public authorities in respect of the Building arising from the breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02 hereof. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Premises (including without limitation, the Americans with Disabilities Act) and all laws as shall affect the Building and the Land to the extent that any non-compliance with the same shall adversely affect Tenant’s use of the Premises or reduce Tenant’s access to the Premises, but may, in any such instance, similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

8.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, nor shall the Premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned, nor shall the Building or Land, or any part thereof, be subjected to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, to the extent that Landlord may incur liability for such condition of non-compliance, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance; provided, however, that the cash deposit or other security requirement set forth in this clause (b) shall not apply with respect to the Tenant named herein or with respect to any other tenant that shall then have a net worth in excess of $50,000,000; (c) Tenant shall comply with any procedural requirements contained in any Superior Lease or Superior Mortgage of which requirements Tenant has been notified in writing with respect to such contest; (d) such non-compliance or contest shall not prevent Landlord from obtaining any permit or license that Landlord then requires or becomes required during the contest in connection with the operation of the Building; and (e) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

ARTICLE 9

Insurance

9.01. Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would result in most reputable insurance companies refusing to insure the Building in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the loss of coverage under any policy of insurance actually carried by Landlord in respect of the Building. If the action which Tenant may not do or permit to be done in the Premises pursuant to the previous sentence would not cause the cancellation of similar policies that most reputable insurance companies are then issuing, and provided Tenant notifies Landlord of the same in writing, then, following the expiration of the insurance policy in question, Landlord agrees to use reasonable efforts to obtain a similar insurance policy from a reputable insurance company that will not restrict Tenant’s actions in the manner the existing policy does. Notwithstanding anything contained herein to the contrary, the provisions of this Section 9.01 shall not apply at all and shall not be construed to in any way to restrict Tenant’s mere use of the Premises as general and executive offices.

9.02. If, by reason of Tenant’s particular manner of use of the Premises (i.e., a special use other than that specifically permitted hereunder or generally contemplated in connection with an office occupancy), the premiums on Landlord’s insurance on the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord, within thirty (30) days following demand and as Additional Charges, for that part of such premiums attributable to such use on the part of Tenant; provided that Landlord shall have promptly upon obtaining actual knowledge of the consequences of Tenant’s use, notified Tenant of the same. A schedule of the premiums for the Building or the Premises, as the case may be, issued by the insurer, shall be evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building or the Premises, as the case may be.

9.03. (a) Tenant, at its expense, shall, except as provided in the last sentence of this paragraph (a), maintain at all times during the term of this Lease (x) “all risk” property insurance covering all present and future Tenant’s Property and Tenant’s improvements and betterments installed by or on behalf of Tenant to a limit of not less than the full replacement cost thereof, (y) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Mortgagee or Superior Lessor whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, and (z) when Alterations are in progress, the insurance specified in Section 11.05 hereof. On or prior to the Effective Date, Tenant shall deliver to Landlord and any additional insureds a copy of certificates of insurance issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds reasonable evidence of such renewals (such as a “binder”) before the expiration of any existing policy and a copy of the certificate with respect to such renewal insurance policies within thirty (30) days of the expiration of the existing policy. Such insurance may be carried in a blanket policy covering the Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article 9 and shall specify (or Tenant shall provide a certificate of such insurer to the same effect) that the portion of the total coverage of such policy that is allocated to the Premises is at least the minimum amount required pursuant to this Article 9. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord is given at least thirty (30) days’ prior written notice of such cancellation or modification. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to landlord such proofs of loss and other instruments which may be required to recover any such insurance monies. Tenant shall not be required to obtain the insurance referred to in clause (x) hereof as to Tenant’s Alterations, improvements and betterments during the last two (2) years of the term hereof.

(b) Landlord, at its expense, shall maintain at all times during the term of this Lease (i) a commercial general liability insurance policy and (ii) an “all-risk” property insurance policy with broad form coverage in an amount equal to one hundred (100%) percent of the replacement cost of the Building (which policy shall, during the last two (2) years of the term hereof, provide coverage for Tenant’s Alterations, improvements and betterments). Landlord agrees that in no event shall such general liability insurance policy have a minimum combined single limit of less than the limit amount Tenant is then required to carry with respect to its general liability policy pursuant to this Article 9. The policies described herein may be carried in a blanket policy covering this Building and other buildings or other properties.

9.04. Each party agrees to have included in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Alterations and Tenant’s

Property (hereinafter defined) and improvements and betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty), a waiver of the insurer’s right of subrogation against the other party and its employees during the term of this Lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party’s then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its reasonable efforts to obtain the same from another insurance company described in Section 9.03 hereof. Each party hereby releases the other party and its employees, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section 9.04. Nothing contained in this Section 9.04 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

9.05. Landlord may from time to time (but in no event more often than once in any thirty-six (36) month period occurring during the term of this Lease) require that the amount of the insurance to be maintained by Tenant under Section 9.03 hereof be increased, so that the amount thereof is equivalent to amounts required of similar tenants of similar first-class office buildings in the Borough of Manhattan, comparable to the Building.

ARTICLE 10

Rules and Regulations

10.01. Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit D and made a part hereof, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant in writing at least twenty (20) days in advance (except in the case of an emergency or other exigent circumstances), which, in Landlord’s judgment, reasonably exercised, shall be necessary for the reputation, safety, care and appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, and which do not unreasonably affect Tenant’s use of the Premises or of the Building (such rules and regulations as changed from time to time being herein called “Rules and Regulations”); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

10.02. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of Tenant or any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by another tenant or its employees, agents, invitees or licensees. Landlord agrees that Landlord shall not enforce any

Rules and Regulations against Tenant that Landlord shall not then be enforcing against all other tenants in the Building.

10.03. If Tenant shall dispute the reasonableness of any Rule and Regulation promulgated by Landlord following the date of this Lease or of any changes to any existing Rules or Regulations, such dispute, at either party’s option, may be resolved by arbitration conducted in the manner as set forth in Section 7.05 hereof, but pending the outcome thereof, Tenant will comply with the disputed Rule or Regulation.

ARTICLE 11

Alterations

11.01. Except as hereinafter provided, Tenant shall make no improvements, changes or alterations in or to the Premises (herein called “Alterations”) of any nature without Landlord’s prior written approval. Notwithstanding the foregoing, Tenant may, at its sole expense, without being required to obtain Landlord’s prior approval, but upon prior written notice to Landlord, undertake “Non-Material Alterations” (as hereinafter defined), provided that, if such Non-Material Alteration is an alteration of such a nature that plans and specifications are generally prepared in connection with the performance thereof, Tenant shall, prior to performing such Non-Material Alteration, deliver to Landlord the plans and specifications prepared by Tenant in connection with such Non-Material Alterations. For purposes hereof, a “Material Alteration” is an Alteration which (a) is structural, or (b) materially affects the proper functioning of mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other service systems of the Building. Landlord’s approval of Material Alterations shall not be unreasonably withheld or delayed. Any Alteration which is not a Material Alteration is referred to in this Lease as a Non-Material Alteration. The fact that any Alteration is to be or shall be performed strictly within the interior space of the Premises shall not be, in and of itself, determinative that such Alteration does not affect one or more of the Building systems. An Alteration that affects the exterior or the appearance of the Building is neither a Non-Material Alteration nor a Material Alteration and Landlord may withhold consent thereto for any reason. For purposes of this Article 11, it is understood that the mere fact that an Alteration can be seen through the Building’s windows does not, in and of itself, mean that such Alteration affects the “appearance” of the Building unless such Alteration was performed with the intention that it be seen through the windows.

11.02. (a) Before proceeding with any Material Alteration, Tenant shall submit to Landlord, for Landlord’s approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord’s written approval of such plans and specifications, which approval of Tenant’s submitted plans and specifications shall not be unreasonably withheld or delayed or may be deemed approved as hereinafter provided. If Landlord shall disapprove of any portion of Tenant’s plans and specifications, Landlord shall set forth in writing Landlord’s specific objections thereto. Landlord agrees that it shall respond to Tenant’s request for consent to plans and specifications for any Material Alterations within ten (10) Business Days after Landlord’s receipt thereof (unless Landlord believes in good faith that review of such plans and specifications by an unaffiliated third party architect or engineer is necessary in which event Landlord will respond to Tenant within fifteen (15) Business Days) and Landlord shall respond to a request for consent to a resubmission of previously disapproved plans within five (5) Business Days after Landlord’s receipt thereof. Furthermore, such consent by Landlord shall be deemed granted if Landlord does not deliver to Tenant written notice of Landlord’s disapproval within the requisite time limit set forth herein. If Tenant shall dispute the reasonableness of Landlord’s decision to deny its approval of any particular Alteration or to deny its approval to any plans and specifications submitted by Tenant, or if there is any dispute as to whether a particular Alteration is “Material”, then such dispute, at either party’s option, may be resolved by expedited arbitration in the manner as set forth in subsection 7.05(d) hereof.

(b) Tenant shall pay to Landlord within thirty (30) days of Landlord’s rendition of a bill therefor, as Additional Charges, Landlord’s reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees of any architect or engineer employed by Landlord for such purpose) for (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities.

(c) Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Notwithstanding the foregoing, with respect to Alterations affecting the systems serving the Premises and/or the Building, Tenant may, at Tenant s option, in lieu of any other approved engineer utilize an engineer designated by Landlord (and who shall be reasonably available to Tenant and its representatives for the performance, at Tenant’s expense, of usual engineering services) for the preparation of all mechanical and engineering plans. Use by Tenant of Landlord’s designated engineer in accordance with the preceding sentence shall be deemed to preclude Landlord from subsequently claiming that Tenant is responsible for damage to the Building and/or its equipment, facilities or systems on the basis that such damage is attributable to the design incorporated in the plans prepared by such engineer or that such design impairs the proper maintenance, operation or repair of the Building and/or its equipment, facilities or systems.

11.03. Intentionally Deleted.

11.04. Tenant, in connection with any Alterations, shall comply with and observe the Alterations Rules and Regulations set forth as Exhibit E annexed hereto and made a part hereof.

11.05. Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations (as and when the same are necessary) and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and with the plans and specifications approved by Landlord. Landlord shall cooperate with Tenant and execute any documents reasonably required by Tenant to effect such compliance provided Landlord shall be reasonably satisfied that the facts set forth in such documents are accurate. Alterations shall be performed in a good and workmanlike manner. All Alterations shall be performed only by contractors selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Landlord hereby approves of the following contractors with respect to any Alterations which Tenant may commence in the Premises during the twelve (12) month period following the date of the execution of this Lease: Gerner, Kronik and Valcarcel, Architects, JA Jennings, Inc., General Contractor, Atlas Acon, Electrical Contractor, PJ Mechanical, HVAC Contractor and Tangel Engineering. With respect to any Alterations commenced by Tenant subsequent to such twelve (12) month period, at Tenant’s option, Tenant may, from time to time, request Landlord to supply Tenant with a list of Building-approved contractors which list shall contain at least three (3) entries per trade and any contractor appearing on such list may be utilized by Tenant and shall not require further approval by Landlord. Alterations shall be performed in such manner as not to unreasonably interfere with Landlord in the maintenance, repair or operation of the Building. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in statutory limits, all risk “Builders Risk” insurance and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, and with respect to such “Builder Risk” insurance and general liability insurance Landlord and its agent and any Superior Mortgagee or Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured. Such policies shall be issued by companies of recognized responsibility and licensed to do business in New York State in such limits as shall be commercially reasonable and, with respect to liability insurance, in an amount equal to at least the amount of liability insurance Tenant is then obligated to maintain in accordance with the provisions of Article 9 hereof unless a higher amount is required by law. Tenant shall furnish Landlord with copies of insurance certificates or other reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations.

11.06. Tenant agrees that it shall not exercise its rights pursuant to the provisions of this Article 11 or of any other provisions of this Lease or the Exhibits annexed hereto in a manner which might reasonably be expected to create any work stoppage, picketing, labor disruption or dispute or disharmony. Tenant shall promptly after notice stop work or other activity if Landlord notifies Tenant that such work or activity violates Landlord’s union contracts affecting the Building, or creates any work stoppage, picketing, labor disruption or dispute or disharmony.

11.07. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant (exclusive of Landlord’s Work) or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations performed by Tenant or any other work, labor, services or materials done for or supplied to Tenant (exclusive of Landlord’s Work) or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles (but expressly excluding Tenant’s business equipment, telephone systems, computers or trade fixtures, it being expressly understood and agreed that

Tenant shall be permitted to finance such items) so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after Tenant receives notice of the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02 hereof; provided, however, that the foregoing provisions of this sentence shall not obviate the need for such satisfaction or discharge of record.

11.08. Tenant will, promptly upon the completion of any Material Alteration, deliver to Landlord “as built” drawings or marked shop drawings of such Material Alteration, Tenant has performed or caused to be performed in the Premises. Promptly upon completion of a Non-Material Alteration, Tenant shall deliver to Landlord only such “as built” drawings or marked shop drawings as Tenant shall have prepared in connection with such Non-Material Alteration.

11.09. All fixtures and equipment installed or used by Tenant in the Premises, other than Tenant’s business equipment, telephone systems, computers and trade fixtures, shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.

11.10. Tenant shall use reasonable efforts to keep records of Tenant’s Alterations costing in excess of $50,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, in connection with the adjustment of any insurance claim following a fire or other casualty, in connection with the determination of a condemnation award or otherwise.

ARTICLE 12

Landlord’s and Tenant’s Property

12.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this Lease, be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Sections 12.02 and 12.05. Upon such removal, Tenant shall, immediately and at its expense, repair any damage to the Premises or the Building due to such removal.

12.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of

Tenant and may be removed by Tenant at any time during the term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

12.03. At or before the Expiration Date of this Lease (or within twenty (20) days after any earlier termination of this Lease) Tenant, at its expense, shall remove from the Premises all of Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall restore and/or repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property.

12.04. Any other items of Tenant’s Property which shall remain in the Premises after Tenant’s vacating of the Premises following the Expiration Date of this Lease, or within twenty (20) days following an earlier termination date, may at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant’s expense.

12.05 Notwithstanding anything contained herein to the contrary, those installations and improvements that are Specialty Alterations (as hereinafter defined) and which were installed after the Effective Date shall be removed from the Premises by Tenant at or prior to the Expiration Date of this Lease (or within twenty (20) days after earlier termination of this Lease), at Tenant’s expense provided that Landlord notify Tenant as to whether Tenant will be required to remove and/or restore, as the case may be, said Specialty Alterations, at the time of Landlord’s approval (if approved) whether said Specialty Alterations will be required to be removed by Tenant at the end of the term, at Tenant’s sole cost and expense. Tenant shall not be required to remove Specialty Alterations installed prior to the Effective Date. “Specialty Alteration(s)” shall include, without limitation, installations by or on behalf of Tenant made after the Effective Date consisting of kitchens, executive bathrooms, satellite dishes and/or similar antennae devices, raised computer floors, computer installations, vaults, libraries, filing systems which are built-in and/or penetrate or otherwise affect any floor slab to a greater than de minimis extent, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, supplemental HVAC systems, any installations which are structural in nature or penetrate or otherwise affects any floor slab to a greater than de minimis extent, and other installations of a similar character which are not customary for general office use in comparable office buildings in downtown Manhattan. Tenant shall restore and/or repair any damage to the Premises or the Building resulting from any installation and/or removal of Specialty Alterations.

ARTICLE 13

Repairs and Maintenance

13.01. (a) Tenant shall, at its expense, throughout the term of this Lease, take good care of and maintain in good order and condition the Premises and the fixtures (other than sanitary fixtures in the core bathrooms that were installed by Landlord) and improvements therein, including, without limitation, the property which is deemed

Landlord’s pursuant to Section 12.01 hereof and Tenant’s Property, reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to this Lease, excepted. The foregoing exclusion is not intended to imply any obligation on the part of Landlord to make repairs resulting from such causes, but to free Tenant from the mandatory obligation as opposed to the responsibility for repairs or maintenance the need for which arises from such causes. Except with regard to any repairs resulting from Landlord’s (or Landlord’s agents, contractors or any other persons under Landlord’s control) negligent or wrongful acts or omissions, Tenant shall be responsible for any non-structural repairs in and to the interior of the Premises. Furthermore, Tenant shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof and in and to the Premises the need for which arises out of: (a) the performance or use by Tenant of any Alterations in the Premises, (b) the moving of Tenant’s fixtures, furniture and equipment in or out of the Building, unless caused by the misuse, neglect or willful misconduct of Landlord, its agents, contractors, employees or any other persons under Landlord’s control, (c) the misuse, neglect or willful misconduct of Tenant or any of its subtenants or its or their employees, agents, contractors or any other persons under Tenant’s control, or (d) design flaws in any of Tenant’s plans and specifications regardless of the fact that such Tenant s plans may have been approved by Landlord; unless such plans and specifications were designed by the engineer then designated by Landlord, as provided in Section 11.02(c) hereof. After the Effective Date, Tenant, at its expense, shall be responsible for the repair, maintenance and replacement of all distribution portions of the systems and facilities of the Building within and exclusively serving the Premises, including, without limitation, the sanitary (if any) and electrical fixtures installed by Tenant and equipment therein but specifically excluding the base Building perimeter HVAC induction units. In the event Tenant shall install any executive bathrooms or showers in the Premises, Tenant shall be solely responsible for any maintenance, repair and/or replacement work and/or any damages to the Building that arises in connection therewith. All repairs in or to the Premises for which Tenant is responsible shall be performed by Tenant in a prompt manner and in accordance with Tenant’s obligations under this Lease; provided, however, any repairs in and to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense, at reasonable, commercially competitive rates. The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts the Building and all responsibility for the maintenance, upkeep, repair and replacement thereof.

(b) Landlord shall, at its expense, keep and maintain the Building in good repair and in a condition comparable to similar first-class office buildings in the Wall Street area. Except to the extent Tenant is responsible for the same in accordance with the provisions of subsection 13.01(a) hereof, Landlord shall make all necessary repairs (structural and non-structural) to the facilities and systems of the Building, the public portions and common areas of the Building, the structural components of the Building and the public portions of the Land. Landlord shall be responsible, at its sole cost and expense, for repairing any damage to the Premises caused by Landlord’s misuse, willful misconduct or negligent act or omission or that of its agents, employees, contractors or any other person or entity under Landlord’s control. Landlord shall perform and complete any such repair upon reasonable advance notice to Tenant in accordance with Section 16.03 hereof and in such a manner as to minimize interference with Tenant’s use of the Premises. However, nothing contained herein shall be construed to require Landlord to perform such repairs on an overtime or premium-pay basis unless (i) the performance of such work during Business Hours would have a material adverse affect on the conduct of Tenant’s business in the Premises, would substantially interfere with access to the Building or the Premises or would result in the stoppage of any Building systems; or (ii) such overtime or premium-pay basis is required to expedite the cure of a condition which presents an immediate danger to persons or property within the Premises.

13.02. Tenant shall give Landlord prompt notice of any defective condition of which Tenant has actual knowledge in any of the Building systems such as the plumbing, heating, air-conditioning or ventilation system or electrical lines located in, servicing or passing through the Premises. Following such notice, Landlord shall promptly remedy the conditions at the expense of the party that is responsible for same under the provisions of this Article 13.

13.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to the fixtures, equipment or appurtenances of the Building or the Premises. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, if for any reason other than as a direct result of the affirmative act or omission (where Tenant had a duty to act) of Tenant, Tenant is unable to operate and ceases the conduct of its normal business in all or in a portion of the Premises comprised of not less than 12,000 contiguous rentable square feet (such portion of the Premises being hereinafter referred to as the “Unusable Area”) and all of Tenant’s employees vacate the entire Premises or the Unusable Area, as the case may be, for a period in excess of five (5) consecutive Business Days (hereinafter called the “Threshold Period”), then beginning upon the day following the expiration of the Threshold Period and continuing thereafter until the date that Tenant resumes the normal conduct of its business in the Premises or the Unusable Area, as the case may be, or the date on which the same are once again usable by Tenant for the normal operation of its business, whichever occurs earlier, the Fixed Rent and Additional Charges payable pursuant to Article 3 hereof shall be fully abated in the event the entire Premises is unusable or abated in the proportion that the number of rentable square feet in the Unusable Area bears to the number of rentable square feet in the entire Premises, as the case may be. If the Premises or the Unusable Area shall remain untenantable for a period of 420 consecutive days and throughout such 420-day period Tenant ceases to conduct its business in the Premises or the Unusable Area, as the case may be, and none of Tenant’s employees use the Premises or the Unusable Area, as the case may be, for the conduct of business therein, then Tenant shall, upon notice to Landlord given within ten (10) days following the expiration of such 420-day period, be permitted to terminate this Lease in whole (if the entire Premises shall have been so unusable) or with respect to the Unusable Area only, as the case may be. Inspections by Tenant or attempts by Tenant to retrieve records, personal property and equipment from the Premises or the Unusable Area shall not deem said space tenantable.

ARTICLE 14

Electricity

14.01. Landlord agrees to furnish to the Premises and Tenant agrees to purchase from Landlord all electricity consumed, used or to be used in the Premises. The amount to be paid by Tenant for electricity consumed shall be determined by a currently installed meter or meters and related equipment and billed in accordance with the consumption and demand amounts recorded by each meter. Bills for electricity consumed by Tenant, which Tenant hereby agrees to pay, shall be rendered by Landlord to Tenant not more often than monthly and shall be payable as an Additional Charge, within thirty (30) days after rendition of any such bill. The amount to be charged to Tenant by Landlord per “KW” and “KWHR” pursuant to this Article for electricity consumed within the Premises, as shown on the meters measuring Tenant’s consumption of electricity, shall be 103.5% of the amount at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company, which amount shall be determined by dividing the cost established by said utility company (averaged separately for KWs and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Building appearing on the utility company invoice for such period. If any tax is imposed on Landlord’s receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant’s pro rata share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord. Any meters installed to furnish electric service to the Premises on a submetered basis, as herein provided, shall be maintained by Landlord at Landlord’s expense except to the extent of any repairs that are necessary as a result of Tenant’s negligence or wrongful acts which such repairs shall be performed by Landlord at Tenant’s sole cost and expense.

14.02. Provided that, prior thereto or simultaneously therewith, Landlord shall discontinue or shall have discontinued furnishing electric energy to at least eighty (80%) percent of the tenants in the Building receiving electric energy on a submetering basis, Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on a submetering basis on not less than thirty (30) days notice to Tenant, or upon such shorter notice as may be required by the public utility serving the Building. If Landlord exercises such right to discontinue, or is compelled to discontinue, furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby and Tenant shall arrange to obtain electricity directly from the public utility serving the Building. Such electricity may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. If such discontinuance on the part of Landlord shall be necessary to comply with any laws and requirements of public authorities, any requirements of insurance bodies or with any applicable rule, regulation, order or directive of any public utility company, all meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity of substantially the same quantity, quality and character directly from such public utility shall be installed by Landlord at Tenant’s expense. If such discontinuance on the part of Landlord shall occur as a result of any other reason: (i) the aforementioned electrical equipment shall be installed by Landlord at Landlord’s sole cost and expense and (ii) Landlord shall, on a regular basis, but in no event less frequently than one (1) time during any three (3) month period during the term of this Lease, allow Tenant a credit against any Additional Charges due Landlord in an amount equal to the excess of Tenant’s cost to obtain direct electric service over the cost that Tenant would have incurred for equivalent service if Tenant had continued to receive electric service under this Lease. Conversely, if Landlord shall voluntarily exercise its right described herein to discontinue furnishing Tenant with electric energy and as a result of the same the cost incurred by Tenant to obtain direct electric service is less than that which Tenant would have incurred for equivalent service if Tenant had continued to receive electric service under this Lease, then Tenant shall, as Additional Charges hereunder, pay to Landlord on a regular basis and in no event less frequently than one (1) time during any three (3) month period during the term of this Lease, all of such savings as have accrued to Tenant resulting from such Landlord’s discontinuance.

14.03. Except as expressly provided in Section 13.03 hereof, Landlord shall not be liable to Tenant in any way for any failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any reason not attributable to Landlord. Tenant’s use of electricity in the Premises shall not at any time exceed eight (8) watts per rentable square foot of demand load (the “Power Cap”), and Landlord hereby represents that the vertical electrical risers of the Building serving the Premises are capable of delivering an amount of electricity of no less than the Power Cap to the Premises. Tenant may redistribute and reallocate, at its discretion and at its expense, such demand load capacity of eight (8) watts per rentable square foot in any manner that Tenant so elects. If Tenant requests additional electrical tower in addition to the electrical capacity hereinabove described in this Section 14.03 and can demonstrate the need therefor, and if and to the extent such additional power is available for use by Tenant without resulting in a shortage of available power in the Building after taking into consideration the reasonable actual and potential needs of the other tenants in the Building and any potential tenants of then vacant space in the Building, then Landlord shall, at Tenant’s cost and expense (which charge shall be commercially reasonable) make available to Tenant additional cower to the Premises in an amount up to an additional two (2) watts per rentable square foot in the Premises. Landlord agrees to make the necessary shaft space in the Building available in order for Tenant to be able to obtain such additional power; however, any additional riser or risers or feeders needed to supply Tenant’s additional electrical requirements in excess of its initial capacity of a demand load not to exceed eight (8) watts per rentable square foot, will be installed by Landlord, at the sole cost and expense of Tenant (which charge shall be commercially reasonable). In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install at a commercially reasonable charge all switches, meters and other equipment proper and necessary in connection therewith.

14.04. Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises; and, in such event, Tenant shall pay to Landlord or its designated contractor upon demand the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be, which charges shall not be in excess of commercially reasonable charges therefor.

14.05. Any statement from Landlord to Tenant for the payment of any Additional Charges pursuant to this Article 14 shall, if not disputed by Tenant or revised or corrected by Landlord within one (1) year after delivery thereof, be deemed final and conclusive upon the parties hereunder.

ARTICLE 15

Services and Equipment

15.01. Landlord, at its own cost and expense shall:

(a) Provide full passenger elevator service (i.e., five (5) Passenger elevator cars, subject to the provisions of Section 15.03) from 8:00 A.M. to 6:00 P.M. on all Business Days with two (2) passenger elevators available at all other times. Landlord may designate local and express stops for elevators and may change such designation of express and local stops from time to time. Landlord agrees that, except in an emergency situation, Landlord shall not grant permission for any construction items or materials or for any workmen carrying the same to be transported by use of the passenger elevator cars. At times other than during Business Hours of Business Days up to one (1) elevator car in Tenant’s elevator bank may be used for the transport of construction workers or materials; provided that such elevator car shall be properly cleaned before the beginning of the next Business Day. Landlord will use a first class standard for elevator maintenance.

(b) Provide freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) during the Building’s normal freight elevator hours (i.e., 8 A.M. to 12:00 P.M. and 1:00 P.M. to 4:30 P.M.) of Business Days. Freight elevator service shall also be provided to the Premises on a reserved basis at all other times, upon the payment of Landlord’s then established charges therefor which shall be Additional Charges hereunder. As of the date hereof, Landlord’s charge for overtime freight elevator service is at the rate of $200 per hour subject to increase in proportion to increases in Landlord’s actual costs to provide same. Any request for overtime freight elevator service shall entail a minimum in the number of hours to the extent the applicable Building Service Union Employee Service contract requires a minimum number of hours per shift.

(c) (i) Supply ventilation throughout the year and supply heat and air-conditioning, as seasonally required; but in all events, Landlord shall supply heat from October 15 to April 15 and air-conditioning from April 15 to October 15, from the Building heating, ventilating and air-conditioning system from 8:00 A.M. to 6:00 P.M, on all Business Days in accordance with the specifications attached hereto as Exhibit N and made a part hereof.

(ii) In connection with its operation of the existing systems and equipment in the Building, give due consideration to the applicable portions of ASHRAE Standard No. 62-1989 to the extent that the same is implemented or adhered to generally by buildings with similar systems and equipment and of similar age and size.

Tenant acknowledges that if it shall fail to keep entirely unobstructed all of the vents, intakes, outlet and grilles in the Premises at all times, or shall fail to comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning system, the HVAC services may not meet the standards set forth in the specifications.

(d) Provide cleaning services, in accordance with the specifications set forth in Exhibit F hereto, in the Premises and public portions of the Building on all Business Days.

(e) Furnish hot and cold water for lavatory and drinking and office cleaning purposes and for use in all pantries and kitchenettes installed by Tenant in the Premises. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter to measure Tenant’s water consumption, and Tenant further agrees to reimburse Landlord for the reasonable out-of-pocket cost of the meter and the installation thereof, and to pay for the reasonable out-of-pocket maintenance cost of said meter equipment within thirty (30) days after Landlord’s rendition of a bill therefor. Tenant shall reimburse Landlord for the water consumed as measured by said meter based upon the actual out-of-pocket cost to Landlord of such water, including any actual out-of-pocket costs incurred by Landlord in connection with the meter readings, and any sewer rents, and all other charges imposed by any authority, on, or measured by, the use of water within thirty (30) days after rendition of a bill therefor.

(f) Maintain listings on the Building directory of the names of Tenant, or its permitted subtenants, assignees or affiliates and the names of any of their officers and employees, provided that the names so listed shall not use more than Tenant’s Proportionate Share of the space on the Building directory. Tenant shall reimburse Landlord for any actual out-of-pocket costs incurred by Landlord to unaffiliated third parties in connection with changes and additions to such directory listings requested by Tenant.

(g) Repaint or retouch, as reasonably required to compensate for ordinary wear and tear and for any damage caused by Landlord, its employees, contractors and agents, all convector covers in the Premises not less frequently than once in every three (3) years; provided, however, that Tenant shall be solely responsible at its expense to remove its property and make such convectors accessible for such painting by Landlord.

(h) With respect to the Tenant named herein only, provide at the existing security/concierge desk in the lobby of the Building during all hours other than Business Hours of Business Days personnel to carry out such security procedures as are set forth in Exhibit P hereof and to implement other security measures as Landlord shall from time to time adopt (after consultation with Tenant, but without any obligation to obtain Tenant’s agreement or approval). Notwithstanding that Landlord shall agree to instruct its employees to follow such security procedures as set forth in this Lease, Landlord shall in no way be responsible for any violation of such procedures or circumvention of such Procedures as may occur from time to time at the Building and in no event shall Landlord be liable to Tenant for any loss, injury or damage to Tenant or to any other person as may result from violations or circumventions of the security procedures instituted at the Building as described in this subsection 15.01(h).

15.02. Holidays shall be deemed to mean all those dates designated as holidays by the Board of Governors of the New York Stock Exchange, in addition to dates designated as holidays by the City of New York, State of New York and/or the United States, and in addition shall also include holidays to which maintenance or service employees of the Building are entitled under their union contract or contracts.

15.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 15 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any Federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Except in case of an emergency, Landlord will notify Tenant in advance of any such stoppage, and if ascertainable, its estimated duration. Landlord shall complete all required repairs or other necessary work in accordance with the standards set forth in subsection 13.01(b). Except as set forth in Section 13.03 hereof and subject to the provision of Section 27.03 hereof, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.

15.04. (a) If Tenant shall require heat or air-conditioning services at any time other than as furnished by Landlord in accordance with subsection 15.01(c) hereof, then, if Tenant shall give notice in writing to the Building superintendent prior to 4:00 P.M. in the case of services required on weekdays, prior to 4:00 P.M. on the Friday prior in the case of after hours service recurred on weekends or on holiday Mondays or prior to 4:00 P.M. on the day prior in the case of after hours service recurred on other holidays or weekends following Fridays which are holidays, Landlord shall furnish such service and Tenant shall pay to Landlord upon demand as Additional Charges hereunder Landlord’s then established charges therefor. As of the date hereof, Landlord’s standard rate charged to other tenants in the Building is $600.00 per floor per hour and, except as otherwise provided below in this subsection 15.04(a), requires a four (4) hour minimum and a four (4) floor minimum. Such charge shall be subject to increase in proportion to increases in Landlord’s actual costs to provide same provided however if Landlord charges a future tenant in the Building a lesser rate for the overtime heat or air-conditioning services, then provided Tenant shall agree to be obligated to utilize the same or more overtime heat or air-conditioning services utilized by such future tenant, such charge charged to Tenant shall then and thereafter be reduced to such lesser charge charged to such future tenant. If any other tenant or tenants of the Building in the same zone as Tenant request overtime air-conditioning or heating for any period for which Tenant has requested such service pursuant to the provisions of this subsection 15.04(a), then the Landlord’s charge for overtime HVAC, as set forth above, shall be prorated among Tenant and such other tenant or tenants, as the case may be. Notwithstanding the generality of the foregoing, any request for overtime HVAC service to commence at 6:00 P.M. on any Business Day shall not require or be subject to a “minimum” with respect to hours, but shall still require a four (4) floor minimum. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to receive overtime HVAC without being required to pay any Additional Charges therefor on up to twelve (12) occasions (each such occasion being of a duration of four (4) hours and applying with respect to four (4) floors in the Premises) during each calendar year to occur during the term of this Lease (prorated on the basis of one (1) such occasion per month with respect to any partial calendar year to occur during the term of this Lease). Each such four (4) continuous hour period is hereinafter referred to as a “Bloc”. Any unused Blocs can be accumulated from one calendar year to the next calendar year (and succeeding calendar years) up to a maximum of twenty-four (24) Blocs. Blocs in excess of the foregoing limitation shall be forfeited. Whenever Tenant wishes to utilize any such free overtime HVAC service, Tenant shall, together with its request for overtime HVAC service, specify to Landlord that such overtime HVAC services are to be provided for no cost as one of the Blocs on which no overtime HVAC charges are payable.

(b) If, within one (1) year of Tenant’s receipt thereof, Tenant shall dispute any Additional Charges pursuant to this Section 15.04 set forth in a statement received by Tenant from Landlord, Landlord shall make available to Tenant or Tenant’s designated agent for examination such of Landlord’s books and records as are relevant to verify the amounts set forth in the Landlord’s statement in question. Prior to the resolution of such dispute, Tenant shall pay to Landlord the amounts as set forth in said Landlord’s statement and appropriate adjustment shall be made following the resolution of such dispute if needed. If Tenant is determined to have been correct, any such “adjustment” shall include an amount of interest to be paid to Tenant at a rate equal to the then Prime Rate announced by Bank of America or any successor thereto, from time to time on the overpaid amounts calculated from the date of such overpayment. Any statement from Landlord to Tenant for the payment of any Additional Charges pursuant to this Article 15 shall, if not disputed by Tenant or revised or corrected by Landlord within one (1) year after delivery thereof, be deemed final and conclusive upon the parties hereunder.

(c) Landlord agrees to make available 136.5 tons of condenser water (“Condenser Water Tonnage”) for use by Tenant. Said condenser water shall be available on a 24-hour, 365 days per year basis, for Tenant’s supplemental air-conditioning units in the Premises at a cost to Tenant of $1,855.44 per ton per annum (which charge shall escalate annually by a cumulative, compounded rate of 5%) made available, regardless whether Tenant actually uses all of the tonnage of water being reserved for Tenant’s use.

15.05. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Premises and the Building of any refuse and rubbish of Tenant to the extent any such refuse and rubbish of Tenant shall exceed that ordinarily accumulated daily in the routine conduct of Tenant’s business as of the date of this Lease and Tenant shall pay all bills therefor within thirty (30) days after the same are rendered.

ARTICLE 16

Access and Name of Building

16.01. Except for the space within the inside surfaces of all walls, ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior and atrium Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance and repair, are reserved to Landlord and persons authorized by Landlord. Landlord, at Landlord’s expense, may install, pursuant to the provisions of this Section 16.01, in the Building on the inside of the windows thereof a clear film, of a quality consistent with the operation of the Building in a manner comparable with similar first-class office buildings in the Wall Street area, to reduce the usage of energy in the Building. Landlord agrees, however, that Landlord shall not perform any such film treatment to the windows of the Premises without first obtaining Tenant’s consent with respect to the particular type of film treatment to be used, which such consent Tenant shall not unreasonably withhold or delay provided Landlord has proposed the use of a film treatment that is reasonably similar in color and consistency to the film treatment currently being used by Landlord in other portions of the Building. If Tenant shall, in accordance with the previous sentence, disapprove of any particular film treatment proposed by Landlord, in conjunction therewith, Tenant shall suggest to Landlord a reasonably comparable film treatment that Tenant does approve of and Tenant shall be responsible to pay to Landlord any incremental costs to Landlord resulting from the installation of Tenant’s suggested film treatment as opposed to Landlord’s.

16.02. Landlord reserves the right upon reasonable prior notice to Tenant, and Tenant shall permit Landlord and persons authorized by Landlord, to enter the Premises at reasonable times after Business Hours, to make installations, additions or improvements in or to the Premises and/or in or to the Building, as Landlord determines are necessary and proper and to install and erect pipes, ducts and conduits in and through the Premises by such methods and at such locations as will not materially interfere with or impair Tenant’s use of the Premises and in such manner that the same are concealed. If as a result of the same, any portion of the usable square footage in the Premises shall be reduced other than by a de minimis amount, the Fixed Rent and Additional Charges pursuant to Article 3 shall be adjusted proportionately.

16.03. Upon reasonable prior notice to Tenant and at reasonable times except in the case of an emergency (in which case Landlord shall, if such entry for an emergency is after hours, give Tenant subsequent oral or written notice of such entry), Landlord and persons authorized by Landlord shall have the right to enter and/or pass through any portion of the Premises other than those that Tenant has designated as a “security area” (with respect to which neither Landlord nor persons authorized by Landlord may enter unless a representative of Tenant shall be present and with respect to which Landlord shall not be obligated to provide any of the cleaning services described in Section 15.01(d) hereof unless specifically so requested by Tenant): (a) to examine the Premises and to show them to actual and prospective Superior Mortgagees, or prospective purchasers or mortgagees of the Building, provided Tenant is given the opportunity to arrange for its representative to accompany such persons, (b) to make such repairs and perform such routine maintenance work or other work in or to the Premises and/or in or to the Building or its facilities and equipment as Landlord or persons authorized by Landlord is or are required to make, and (c) to read any utility meters located therein. Landlord and such authorized persons shall be allowed to take all materials into and upon the Premises that may be reasonably required in connection therewith, without any liability to Tenant and, except as expressly provided in this Lease, without any reduction of Tenant’s covenants and obligations hereunder; provided such materials are stored in a manner so as to minimize any interference with Tenant’s business operations. Landlord, in connection with any such entry into the Premises as described in this Section 16.03, shall use reasonable efforts to minimize interference with

Tenant’s business operations to the extent practicable but nothing contained herein shall obligate Landlord to incur the cost of overtime or any other premium pay rate to perform the same except under the same circumstances as set forth in the last sentence of Section 13.01(b) hereof.

16.04. If at any time any windows of the Premises are either temporarily darkened or temporarily obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or in the case of the lot line windows on the western side of the Building, are permanently darkened or obstructed) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and, except as specifically provided in this Lease, without any reduction or diminution of Tenants obligations under this Lease; provided the same shall not (i) unreasonably interfere with or diminish Tenant’s access to the Premises or the Building or (ii) reduce the usable area of the Premises other than to a de minimis extent. Landlord shall diligently perform any repairs causing such temporary darkening or obstruction of Tenant’s windows in a manner using reasonable efforts to minimize such window blockage or darkening; provided, however, that nothing contained herein shall obligate Landlord to perform the same on an overtime basis except under the circumstances described in the last sentence of subsection 13.01(b) hereof. During any period that such lot line windows are permanently darkened or obstructed as aforesaid, Tenant shall be entitled to a credit against the monthly installments of the Fixed Rent due and payable hereunder at a rate equal to $1,000 per window per annum.

16.05. During the time period of eighteen (18) months prior to the Expiration Date of this Lease, upon reasonable prior notice (oral or written) to Tenant and at reasonable times, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants provided that Tenant is given the opportunity to arrange for its representative to accompany Landlord or its representative.

16.06. Intentionally Omitted.

16.07. Landlord reserves the right, at any time, without it being deemed a constructive eviction and without incurring any liability to Tenant therefor, or affecting or reducing any of Tenant’s covenants and obligations hereunder, to make or permit to be made such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, atrium, doors, halls, passages, elevators, escalators and stairways of the Building, and other public parts of the Building, provided same are consistent with maintaining the Building in a manner comparable to similar first-class office buildings in the Wall Street area, as Landlord shall deem necessary or desirable; provided the same shall not (i) unreasonably reduce, interfere with or deprive Tenant of access to the Premises or the Building, (ii) reduce the usable area of any floor of the Premises (except to a de minimis extent), or (iii) reduce or adversely affect any services which Landlord has agreed to provide to Tenant.

16.08. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. In no event shall Landlord use the name “AMBAC” or any form thereof with respect to any name Landlord shall choose for the Building without Tenant’s prior written approval. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant, be regulated or discontinued at any time by Landlord; provided the same shall not (i) unreasonably reduce, interfere with or deprive Tenant of access to the Premises or the Building, (ii) reduce the usable area of any floor of the Premises (except to a de minimis extent), or (iii) reduce or adversely affect any services which Landlord has agreed to provide to Tenant. Tenant shall have the right to change its name and logo and the Landlord shall recognize the new name and logo as being the Tenant.

16.09. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease (if, in any of such cases, during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property and shall otherwise act reasonably).

16.10. Tenant shall be permitted to maintain in the elevator lobby servicing the Premises located on the ground floor of the Building the Tenant’s identification nameplate as such nameplate is currently installed. Landlord shall not unreasonably withhold its consent to any replacement nameplate(s) the Tenant named in this Lease wishes to install in lieu of the initial nameplate described herein provided replacement nameplate(s) is (are) substantially similar in size, location and material to the initial nameplate and contains colors that are not inconsistent with the decor of the lobby of the Building. Landlord hereby agrees that Landlord shall not grant signage rights in the elevator lobby servicing the Premises similar to those granted to the Tenant named in this Lease pursuant to this Section 16.10, to, or place a plaque or other identifying sign on the exterior of the Building of any company or entity that, at such time, pursuant to the provisions of Section 16.08 of this Lease, Landlord would be prohibited to name the Building after (except that clause (i) thereof shall not apply to such exterior plaque or sign but shall apply with regard to the placement of any signage in the elevator lobby servicing the Premises). The signage rights accorded to the Tenant named in this Lease in this Section 16.10 may be assigned by the Tenant named in this Lease to any assignee of this Lease provided such signage rights when applied to such assignee do not conflict with any pre-existing rights of other tenants in the Building or any pre-existing prohibitions then in effect regarding signage with respect to the Landlord.

ARTICLE 17

Notice of Occurrences

17.01. Upon receipt of actual knowledge by Tenant, Tenant’s authorized representative shall use reasonable efforts to give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might reasonably be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

ARTICLE 18

Non-Liability and Indemnification

18.01. Neither Landlord, any Superior Mortgagee, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Landlord or any Superior Mortgagee, shall be liable to Tenant for any damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work nor shall the foregoing parties be liable for damage to or loss of property of Tenant or others entrusted to employees of Landlord or its agents nor for loss due to theft.

18.02. Tenant shall indemnify and hold harmless Landlord and all Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all third-party claims arising from or in connection with any event occurring as a result of or any condition created by the negligent or wrongful acts of Tenant or its employees or contractors in or about the Premises during the term of this Lease or in connection with any other negligent or wrongful act or omission of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses. In case any action or proceeding be brought against Landlord and/or any Superior Mortgagee and/or its or their partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Mortgagee and the insurance company counsel shall be deemed satisfactory).

18.03. Landlord shall indemnify and hold Tenant and its partners, directors, officers, principals, shareholders, agents and employees harmless from and against any and all third-party claims arising from or in connection with any event occurring as a result of or any condition created by the negligent or wrongful acts of Landlord or its employees or contractors in or about the Building during the term of this Lease or in connection with any other negligent or wrongful act or omission of Landlord or its partners; directors, principals, shareholders, officers, agents, employees or contractors; together with all costs, expenses and liabilities incurred in or in connection with such claims including, without limitation, all attorneys’ fees and expenses. In case any action or proceeding be brought against Tenant and/or its partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant, the insurance company counsel shall be deemed satisfactory.

ARTICLE 19

Damage or Destruction

19.01. If the Building or the Premises or any of the Building systems servicing the Premises shall be partially or totally damaged or destroyed by fire or other casualty or if as a result of any fire or casualty, access to the Premises or the Building is denied or unreasonably interfered with (and if this Lease shall not be terminated as in this Article 19 hereinafter provided), (a) Landlord shall, at Landlord’s expense, diligently repair the damage to and restore and rebuild the Building and the Premises (excluding Tenant’s Alterations, including without limitation for these purposes, any alterations or improvements by the Tenant first named herein and/or its affiliates under prior leases with respect to the Premises, Specialty Alterations, and all improvements and betterments and the property which is deemed Tenant’s Property pursuant to Section 12.02 hereof) with reasonable dispatch after notice to it of the damage or destruction, to substantially the condition which existed immediately prior thereto, and (b) Tenant shall, at Tenant’s expense, repair the damage to and restore and repair Tenant’s Alterations (including without limitation for these purposes, any alterations or improvements by the Tenant first named herein and/or its affiliates under prior leases with respect to the Premises, Specialty Alterations and all improvements and betterments, and the property which is deemed Tenant’s Property pursuant to Section 12.02 hereof) with reasonable dispatch after such damage or destruction. Such work by Tenant shall be deemed Alterations for the purposes of Article 11 hereof. The proceeds of policies providing coverage for Tenant’s Alterations, improvements and betterments that were obtained by Tenant at Tenant’s expense in accordance with Section 9.03 hereof, shall be paid to Tenant and the proceeds of any insurance policies obtained at Landlord’s expense (including those in effect during the last two (2) years of the term of this Lease) that cover Tenant’s Alterations, improvements or betterments shall be paid to Landlord. In the event that during the final two (2) years of the term of this Lease, notwithstanding the occurrence of an event as described in subsection 19.03(c) hereof, this Lease is not terminated by Landlord or Tenant, Landlord shall apply any proceeds received from any insurance policies covering the Tenant’s Alterations, improvements and betterments strictly for the replacement of such Alterations, improvements or betterments.

19.02. If all or part of the Premises or any of the Building systems servicing the Premises shall be damaged or destroyed or rendered completely or partially unusable for the normal conduct of Tenant’s business on account of fire or other casualty or if as a result of any fire or casualty, access to the Premises or the Building is denied or unreasonably interfered with, the Fixed Rent and the Additional Charges under Article 3 and any charges payable pursuant to Section 15.04(c) (to the extent Tenant’s usage of the condenser water is reduced) hereof shall be abated in the proportion that the unusable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to the date that Landlord substantially completes its repair and restoration of the Premises and access thereto and the systems serving the Premises or, if Tenant has relocated its business elsewhere and is required hereunder to perform substantial work to repair and restore it improvements, betterments, etc., then to the date that is ninety (90) days after Landlord substantially completes its repair and restoration of the Premises and access thereto and the systems serving the Premises or to such earlier date on which Tenant resumes occupancy of the Premises for the conduct of its business. Should Tenant or any of its subtenants reoccupy a portion of the Premises for the conduct of its business during the period the repair work is taking place, the Fixed Rent and the Additional Charges allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

19.03. (a) If (i) the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires (x) more than twelve (12) months (as estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord from persons unaffiliated (i.e., not owned nor controlled by) with Landlord, such person being hereinafter referred to as the “Expert”) or (y) the expenditure of more than fifty (50%) percent of the full insurable value of the Building immediately prior to the casualty and provided that, in connection with the latter case only (i.e., a termination sought by Landlord on the basis described in clause (y) above) Landlord does or will, in connection therewith such casualty, terminate leases covering at least seventy-five (75%) percent of the rentable area of the Building then occupied by tenants (including Tenant) or (ii) if the Premises shall be totally or substantially (i.e., for this purpose, more than fifty (50%) percent) damaged or destroyed (as estimated by the Expert), then in any such case Landlord may terminate this Lease by giving Tenant notice to such effect within sixty (60) days after the date of the casualty. If such notice of termination is given, the term of this Lease shall expire thirty (30) days after date of notice. Upon termination, Tenants liability under this Lease, including, without limitation, Tenant’s liability for Fixed Rent and Additional Charges, shall cease and any prepaid portion of Fixed Rent and Additional Charges for any period after such date shall be promptly refunded.

(b) In the event of an occurrence as set forth in Section 19.02 hereof, ninety (90) days after damage or destruction to the Building and/or the Premises, Landlord shall deliver to Tenant a statement prepared by the Expert setting forth such Expert’s estimate (hereinafter the “Initial Estimate”) as to the time required for Landlord to perform the work (hereinafter the “Restoration Work”) it is required to perform to repair such damage to the Building and/or the Premises. If the estimated period exceeds fourteen (14) months from the date of the casualty, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, then, the term of this Lease shall expire upon the expiration of such thirty (30) day period after notice of such election is given to Landlord. If Tenant elects not to terminate this Lease and if Landlord has not substantially completed the Restoration Work within the fourteen (14) month period originally estimated by Landlord, then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice. Furthermore, in the event of an occurrence as described in Section 19.02, and provided that following receipt of the Initial Estimate given by the Expert, Tenant shall not be permitted or shall have elected not to terminate this Lease or shall be deemed to have elected not to terminate this Lease, Tenant may, from time to time (but in no event more often than once in any sixty (60) day period) request from Landlord that Landlord deliver to Tenant updated estimates with respect to the anticipated substantial completion date of the Restoration Work or Landlord, at Landlord’s initiative, may send to Tenant such updated estimates not more often than once in any sixty (60) day period (each of such updated estimates being hereinafter called a “Revised Estimate”). If Tenant, pursuant to its request or at Landlord’s initiative, shall at any time following the Initial Estimate receive a Revised Estimate as described above which shall set forth an anticipated substantial completion date for the Restoration Work that is later than all of the following: (x) the date that is fourteen (14) months from the date of the occurrence of the casualty, (y) the date set forth by the Contractor in the Initial Estimate and (z) the date or dates for the substantial completion of the Restoration Work heretofore estimated and set forth in any Revised Estimate that Tenant shall have received to date (such a Revised Estimate being hereinafter called a “Materially Revised Estimate”), then Tenant shall have a further right to terminate this Lease upon written notice to Landlord given no later than thirty (30) days following Tenant’s receipt of such a Materially Revised Estimate and such election shall be effective thirty (30) days following the date Landlord receives such notice. The fact that Tenant shall not have exercised its right of termination as herein described with respect to any Materially Revised Estimate previously received by Tenant, shall not preclude Tenant from exercising such right on a future date in connection with any subsequent Materially Revised Estimate Tenant shall receive. Notwithstanding anything to the contrary contained herein, in no event shall any Materially Revised Estimate sent to Tenant at Landlord’s own initiative which shall set forth a substantial completion date for the Restoration Work that is later than both the Initial Estimate and any other date previously received by Tenant in any Revised Estimate, have the effect of delaying Tenant’s ability to terminate this Lease, unless Landlord shall include, together with the Materially Revised Estimate, a notice referring to this subsection 19.03(b) and advising Tenant of the consequences to Tenant if Tenant shall fail to exercise the termination right to which Tenant is then entitled during the thirty (30) day period in effect following Tenant’s receipt of such Materially Revised Estimate. If, notwithstanding any of the foregoing, Tenant shall not have elected to terminate this Lease in connection with its receipt of a Materially Revised Estimate or if Tenant shall, in fact, not have received any such Materially Revised Estimate, Tenant shall have the further right to terminate this Lease if the Restoration Work is not substantially completed by or before the date (herein the “Outside Date”) that is the later of: (x) the date set forth in the Initial Estimate or (y) the latest date set forth for the substantial completion of such Restoration Work in any Revised Estimate received by Tenant prior to the substantial completion of the Restoration Work; provided such date is at least fourteen (14) months following the date of the casualty. Tenant’s termination right as described in the previous sentence shall be exercised by Tenant’s giving to Landlord a written notice to such effect within the thirty (30) day period following the Outside Date and such termination shall be effective as of the expiration of such 30 day period following the Outside Date.

(c) In the event the Premises shall be totally or substantially (i.e., for this purpose, more than thirty (30%) percent) damaged or destroyed (as estimated by the Expert) during the last two (2) years of the term of this Lease, then, notwithstanding anything contained in this Lease to the contrary, either Landlord or Tenant may elect to terminate this Lease by notice given to the other party to such effect within thirty (30) days following such casualty and, in either instance, Tenant shall not be entitled to any insurance proceeds under Landlord’s policies covering Tenant’s Alterations, improvements and betterments.

(d) Upon the effective date of any termination notice given by Tenant pursuant to subsection 19.03(b) or 19.03(c) above, Tenant’s liability under this Lease, including, without limitation, Tenant’s liability for Fixed Rent and Additional Charges, shall cease and any prepaid portions of Fixed Rent and Additional Charges for any period after such effective date shall be promptly refunded, and Tenant shall vacate the Premises and surrender same to Landlord in the manner set forth in Article 21 hereof.

19.04. Except as set forth above in subsection 19.03(b) and 19.03(c), Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 19. Landlord shall make such repair or restoration reasonably promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work on an overtime or premium pay basis except under the circumstances contemplated by clause (ii) of subsection 13.01(b) hereof.

19.05. Intentionally Omitted.

19.06. Except to the extent set forth to the contrary in Section 9.03 hereof with respect to the final two (2) years of the Lease, Landlord will not carry insurance of any kind on Tenant’s Property or on Tenant’s improvements and betterments and shall not be obligated to repair any damage to or replace Tenant’s Property or Tenant’s improvements and betterments and Tenant agrees to look solely to its insurance for recovery of any damage to or loss thereof. If Tenant shall fail to maintain such insurance and such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given Tenant a notice specifying the same, Landlord shall have the right to obtain such insurance and the cost thereof shall be Additional Charges under this Lease and payable by Tenant to Landlord within thirty (30) days after demand.

19.07. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 20

Eminent Domain

20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called the “Date of the Taking”), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

20.02. If any Part of the Building or the Land shall be so taken, this Lease shall be unaffected by such taking, except that (a) if more than fifty (50%) percent of the Building or the Land shall be so taken, then provided that concurrently with such termination Landlord terminates leases covering at least seventy-five (75%) percent of the rentable square footage of the Building then occupied by tenants, Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within sixty (60) days after the Date of the Taking, and (b)

if a material portion of the rentable area of the Premises shall be so taken or if Tenant’s access to the Building or the Premises is denied or materially interfered with or if any of the services which Landlord provides shall be reduced and, in any such case, the remaining rentable area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within sixty (60) days after the Date of the Taking. This Lease shall terminate on the date which is thirty (30) days after the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges under Article 3 shall be prorated and adjusted as of the Date of the Taking. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the Fixed Rent and Tenant’s Proportionate Share shall be reduced and Tenant’s Tax Payments and Tenant’s Operating Payments shall be adjusted in the proportion that the area of the Premises taken bears to the total area of the Premises.

20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this Lease or any value attributable to the unexpired portion of the term of this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right to the value of the unexpired portion of the term of this Lease. Nothing herein provided shall preclude Tenant from making a separate claim for the cost of Tenant’s moving expenses and the value of any fixtures, alterations and improvements installed by Tenant in the Premises and paid for by Tenant.

20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises and compensation for the use and occupancy of the Premises. Except as hereinafter provided, this Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking. During the period of such temporary taking, all Fixed Rent and Additional Charges under this Lease shall be fully abated. If the period of temporary use or occupancy described herein shall extend for a period of fourteen (14) consecutive months, then Tenant may, at its option, terminate this Lease by giving notice to Landlord to such-effect within thirty (30) days following the expiration of such fourteen (14) month period and this Lease shall terminate effective as of the last day of such thirty (30) day period and the Fixed Rent and Additional Charges under Article 3 shall be prorated and adjusted as of such date.

20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with due diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are deemed Landlord’s property Pursuant to Section 12.01 hereof and Tenant’s Property) to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and rentable Building and Premises of substantially the same character, quality and appearance as the Building and the Premises prior to the taking and (b) Tenant, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Premises which are deemed Landlord’s Property pursuant to Section 12.01 hereof, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations; provided, however, in no event, shall Tenant be obligated to expend any money in excess of the amount of any award received by Tenant in connection with such taking.

ARTICLE 21

Surrender

21.01. On the Expiration Date or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction for which Tenant is not responsible under this Lease, and Tenant shall remove all of the Tenant’s Property therefrom except as otherwise expressly provided in this Lease and repair and restore any damage to the Building as a result of such removal.

21.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 22

Default

22.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall hereafter make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or (subject to clause (a) below) an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or (subject to clause (a) below) against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or of or for the property of Tenant, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, as the case may be, at any time after the event continues for ninety (90) days, or (b) if such event is voluntary by Tenant, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration often (10) days from the date of service of such notice of intention, and upon the expiration of said ten (10) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof. Landlord acknowledges that at the time this Lease is executed a segregated account of Tenant is currently subject to a rehabilitation proceeding in Wisconsin and Tenant’s parent company, Ambac Financial Group Inc., is currently subject to a federal bankruptcy proceeding and neither of those current proceedings shall have an adverse affect on this Lease or be considered a default under this Article 22 provided the Lease is not transferred to the segregated account of Tenant, the general account of Tenant does not become encompassed in the rehabilitation proceeding in Wisconsin and Tenant does not become subject to its parent company’s bankruptcy proceeding.

22.02. This Lease and the term and estate hereby granted are subject to the further limitations that:

(a) if Tenant shall default in the payment when due of any Fixed Rent or Additional Charges, and such default shall continue for fourteen (14) days after notice of such default, or

(b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or (ii) subject the Premises or any part thereof or the Building or Land, or any part thereof, to being condemned or vacated, if Tenant shall not (x) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (y) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, then in any of said cases Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

22.03. (a) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period, subject to the right of such lessee to dispute such amounts. If the lessee shall fail or refuse to enter into the new lease within fourteen (14) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

(b) if pursuant to the Bankruptcy Code, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 7 hereof (or if this Lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) of the source of payment of rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all Additional Charges payable under Article 3 hereof for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, with interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Charges for the preceding calendar year as aforesaid and (b) that the use of the Premises shall comply with the provisions of Article 2 of this Lease and shall not be so disreputable as to adversely affect the reputation of the Building. If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant’s Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession prior to the assignment, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration after giving effect to any sharing of consideration to which Landlord would be entitled under Section 7.07 if this were an assignment contemplated by Article 7 hereof, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease except to the extent of any such brokerage commissions that Tenant is required to pay to any party unaffiliated with Tenant and which is in fact paid by Tenant.

ARTICLE 23

Reentry by Landlord

23.01. If Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for fourteen (14) days after notice of such default, or if this Lease shall terminate (after notice and expiration of any applicable grace period) as provided in Article 22 hereof, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24 hereof.

23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

23.03. If this Lease shall terminate (after notice and expiration of any applicable grace period) under the provisions of Article 22 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Article 24 hereof or pursuant to law.

ARTICLE 24

Damages

24.01. If this Lease is terminated (after notice and expiration of any applicable grace period) under the provisions of Article 22 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 hereof to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Effective Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, over (ii) the aggregate rental value of the Premises for the same period, less any amounts allocable to a period following such termination of this Lease or the date of Landlord’s reentry, as the case may be, which may theretofore have been collected pursuant to subsection 24.01(b), or

(b) sums equal to the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 22 hereof, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of Tenant’s failure to comply with its obligations under this Lease. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or reentry on the Premises for Tenant’s failure to comply with its obligations under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01 hereof.

24.03. In addition, if this Lease is terminated under the provisions of Article 22 hereof, or if Landlord shall, reenter the Premises under the provisions of Article 23 hereof, Tenant agrees that the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof.

24.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 22 hereof, if any Fixed Rent, Additional Charges or damages payable hereunder by Tenant to Landlord are not paid within ten (10) days after the due date thereof, the same shall bear interest at the Interest Rate from the tenth (10th) day after the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder.

ARTICLE 25

Affirmative Waivers

25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

25.02. If Tenant is in default beyond all applicable notice and grace periods in the payment of Fixed Rent or Additional Charges, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may, without prejudice to any position being asserted by Tenant, apply any payments made by Tenant to such items as Landlord sees fit.

25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

25.04. Tenant shall not interpose any counterclaim of any kind in any summary proceeding commenced by Landlord to recover possession of the Premises due to Tenant’s default hereunder unless the failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim.

ARTICLE 26

No Waivers

26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 27

Curing Defaults

27.01. If Tenant shall be in default in the performance of any of Tenant’s obligations under this Lease, Landlord without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, immediately and without notice in a case of emergency, and in any other case only if such default continues after the expiration of the applicable grace period, if any. If Landlord effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for Landlord’s bond at its sole cost and expense and reimburse Landlord for the reasonable out-of-pocket cost of Landlord’s bond.

27.02. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant as permitted in Section 27.01 or in recovering possession of the Premises after default by Tenant beyond all applicable notice and grace periods or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section 27.02 and/or Section 27.01 hereof (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges within thirty (30) days after rendition of such bills, provided such bills are accompanied by invoices and other appropriate evidence.

27.03. (a) For the purposes of this Section 27.03 a default by Landlord in the performance of any obligation that it may have under this Lease which involves the complete and total failure by Landlord to deliver any one of the essential services as are enumerated in Article 15 hereof, such as HVAC, electricity, water, elevator service and cleaning to more than half of the Premises, and which default is of such a nature that the cure thereof involves the performance of work or rendition of services solely within the confines of the Premises is hereinafter called a “Self-Help Default”. With respect to Self-Help Defaults occurring during the term of this Lease, the “first notice period” as such term is utilized herein, shall be fifteen (15) days and the “second notice period”, as such term is utilized herein, shall be five (5) days. For all purposes under this Section 27.03, a notice shall be deemed given upon receipt by Landlord. If Landlord commits a Self-Help Default, Tenant may give to Landlord notice thereof, and Landlord shall have the first notice period within which to cure such Self-Help Default or if such Self-Help Default is of such a nature that the same cannot with reasonable diligence be cured within the first notice period, then the first notice period shall be deemed extended by such period as may be required with the application of reasonable diligence to cure such Self-Help Default, provided Landlord has commenced the cure of such Self-Help Default within the first notice period and thereafter diligently prosecutes the same completion. If landlord fails during the first notice period to cure any such Self-Help Default or initiate the cure thereof if the same is of such a nature that it cannot with reasonable diligence be cured within the first notice period and fails thereafter to cure the same diligently, Tenant may give to Landlord a second notice announcing its intention to cure Landlord’s Self-Help Default (should Landlord fail to do so) and the date following the day on which Landlord receives such notice shall be the first day of the second notice period. If Landlord fails to cure such Self-Help Default’ within the second notice period, or if such Self-Help Default is of such a nature that the same cannot with reasonable diligence be cured within the second notice period and Landlord fails to commence to cure the same within the second notice period and fails thereafter to continue to cure the same diligently, then Tenant may, utilizing reputable and experienced contractors and personnel engaged by it for such purpose perform such work within the Premises as may be required and may be prudently performed under the circumstances to effect the cure of such Self-Help Default. To the extent that Tenant incurs any cost or expense for the performance of any work required to cure Landlord’s Self-Help Default as aforesaid, Tenant shall submit copies of relevant invoices together with proof of payment thereof, and Landlord shall reimburse Tenant for such costs within thirty (30) days after submission of such invoices and proof. To the extent that Tenant invokes any of its rights hereunder and incurs any cost or expense for which it is entitled to reimbursement hereunder, such costs or expenses shall be incurred by Tenant acting reasonably under the circumstances and to the extent practicable, competitively. Tenant shall also be entitled to reimbursement in the manner set forth in this subsection 27.03(a) for any reasonable cancellation penalties that Tenant shall incur in connection with any service or repair contracts that Tenant shall have entered into in order to exercise the rights granted to Tenant pursuant to this Section 27.03; provided: (i) such contract(s), under the circumstances, are both reasonable and commercially competitive, (ii) Tenant exercised reasonable effort to avoid or minimize such penalties and (iii) such cancellation penalties were not incurred as a result of any unreasonable or careless action on the part of Tenant (e.g., Tenant’s failure to cancel any such contract(s) promptly following Landlord’s rendition to Tenant of a Performance Notice, as the same is hereinafter defined). If Landlord fails to reimburse Tenant for any sums incurred by Tenant as permitted under this Section 27.03 within the thirty (30) day period provided herein, Tenant may thereafter recover such expenditures with interest thereon at the Interest Rate against the Letter of Credit (as hereinafter defined) until Tenant has been fully reimbursed with interest, but in no event shall Tenant be permitted to offset the same against or deduct the same from the Fixed Rent or Additional Charges Payable under this Lease. Notwithstanding any other provision contained in this Section 27.03, with respect to any Successor Landlord, the first notice period shall be thirty (30) days with respect to Self-Help Defaults, and the second notice period shall be fifteen (15) days. To the extent that Landlord’s failure to cure or initiate the cure of any Self-Help Default shall result from circumstances contemplated by Section 35.04 hereof, Landlord shall be deemed to be acting diligently as contemplated by this Section 27.03.

(b) If at any time after Tenant exercises its right to cure a Self-Help Default with respect to the rendition of any continuing service or utility or other activity Landlord shall elect to assume or resume the performance thereof, Landlord shall give notice (hereinafter called the “Performance Notice”) of its willingness and readiness to do so and Tenant shall discontinue the rendition or performance thereof as of a time and date as to which Landlord and Tenant shall agree in order to facilitate coordination thereof, but in no event more than thirty (30) days from the date of the Performance Notice.

ARTICLE 28

Broker

28.01. (a) Tenant covenants, warrants and represents that no broker except Newmark Knight Frank (herein called the “Broker”) was instrumental in bringing about or consummating this Lease and that Tenant has not dealt with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims made by any other person other than the Broker for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, who shall claim to have dealt with Tenant in connection with this Lease.

(b) Landlord covenants, warrants and represents that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Landlord has not dealt with any broker purporting to represent Tenant except the Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claims made by any person, including (to the extent of its failure to perform its obligations pursuant to the next to last sentence of this paragraph) the Broker, for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including without limitation, reasonable attorneys’ fees and expenses, if the representation set forth in the previous sentence is false. Landlord shall be solely responsible for the payment of any commission or other compensation due the Broker in accordance with a separate agreement. This Article 28 shall survive the expiration or earlier termination of the term of this Lease.

ARTICLE 29

Notices

29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable law or requirement of public authority (herein collectively called “notices”) shall be in writing (except as expressly stated otherwise elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by registered or certified mail, return receipt requested or sent via nationally recognized overnight courier service (such as Federal Express) or delivered by hand (against a signed receipt) addressed to the other party as follows:

If to Landlord:

One State Street, LLC

c/o One State Street Plaza

New York, New York 10004

Attn: Eli Levitin

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP

65 East 55th Street

New York, NY 10022

Attn: Nina Roket, Esq.

and if to Tenant as follows:

AMBAC Assurance Corporation

One State Street Plaza

New York, New York 10004

Attn: Diana Adams

with a copy to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York

Attn: Stuart M. Saft, Esq.

and shall be deemed to have been given, rendered or made on the third (3rd) day after so mailed or on the day after the same is sent by nationally recognized overnight courier, or on the day delivered, if delivered by hand (against a signed receipt). Either party may, by notice as aforesaid, designate a different address or addresses or different individuals (up to a reasonable amount) for notices intended for it.

29.02. Notices hereunder from Landlord may be given by Landlord’s managing agent, which as of the date hereof is ACTA Realty Corp. Notices hereunder from either party may be given by such party’s attorney. As of the date hereof, Landlord’s attorney is Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022, Attn: Nina Roket, Esq. and Tenant’s attorney is Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, Attn: Stuart M. Saft, Esq.

29.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in Section 29.01 or 29.02 hereof.

ARTICLE 30

Estoppel Certificates

30.01. Each party agrees, at any time and from time to time, but not more often than twice in any year to execute and deliver to the other a statement in form reasonably satisfactory to the requesting party, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Effective Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid, and stating whether or not, to the best knowledge of the signer (without any independent investigation), the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge and stating whether or not, to the best knowledge of the signer (without any independent investigation), any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such requesting party may be dealing, regardless of independent investigation.

ARTICLE 31

Memorandum of Lease

31.01. Tenant shall not record this Lease. Upon request of either party, from time to time, Landlord and Tenant shall execute, acknowledge and deliver a memorandum of this Lease in a form reasonably satisfactory to both parties for recording, together with any tax forms required in connection therewith. Upon request by Landlord, in the event a memorandum of lease is recorded pursuant hereto, Tenant shall promptly execute and deliver to Landlord a termination of the memorandum of lease, which obligation shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 32

No Representations by Landlord

32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

ARTICLE 33

Intentionally Omitted

ARTICLE 34

Intentionally Omitted

ARTICLE 35

Miscellaneous Provisions and Definitions

35.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant’s Property in connection with such subletting (provided Landlord or Landlord’s agents shall accord reasonable care to Tenant’s Property).

35.02. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 7 hereof shall operate to vest any rights in any successor or assignee of Tenant.

35.03. Tenant shall look only to Landlord’s estate and property in the Land and the Building (and provided that a claim was asserted within thirty (30) days following Tenant’s receipt of notice or actual knowledge, whichever occurs earlier, of such sale of the Land and/or the Building and suit with respect to such claim is commenced by Tenant within one (1) year following Tenant’s receipt of notice or actual knowledge (whichever is earlier) of such sale of the Land and/or the Building, the proceeds of such sale) for the satisfaction of Tenant’s remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

35.04. The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord’s reasonable control. The obligations of Landlord hereunder shall be in no wise affected, impaired or executed, nor shall Tenant be deemed in default under this Lease and nor shall Tenant have any liability whatsoever to Landlord to the extent that its failure to perform any covenant or agreement hereunder (other than the obligation to pay Fixed Rent or Additional Charges) shall result from any of the events as described in clauses (a) or (b) of the previous sentence or for any other reason, similar or dissimilar beyond Tenant’s reasonable control. The provisions of this Section 35.04 are hereby made expressly subject, however, to and shall not be deemed to modify in any manner the provisions of and the rights granted to Tenant under Section 13.03 hereof.

35.05. For the purposes of this Lease, the following terms have the meanings indicated:

(a) The term “mortgage” shall include a mortgage and/or a deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

(b) The term “laws and requirements of any public authorities” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(c) The term “requirements of insurance bodies” and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

(d) The term “Tenant’ shall mean Tenant herein named or (except when a provision applies specifically or exclusively to the named Tenant or the Tenant named herein or the Tenant named in this Lease) any assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant’s estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

(e) The term “Landlord’ shall mean only the owner at the time in question of Landlord’s interest in the Land or a lease of the Land and the Building or a lease thereof so that in the event of any transfer or transfers of Landlord’s interest in the Land or a lease thereof or the Building or a lease thereof, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this Lease,

(f) The terms “herein”, hereof and “hereunder”, and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article or section, unless expressly so stated.

(g) The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

(h) The term “person” shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

(i) Intentionally Omitted.

(j) The term “Interest Rate,” when used in this Lease, shall mean an interest rate equal to three (3%) percent above the so-called “Prime Rate” of interest established and approved by Bank of America, or its successors, from time to time, but in no event greater than the highest lawful rate from time to time in effect.

(k) The term “Business Days” shall mean all days except Saturdays, Sundays and any holidays described in Section 15.02 hereof.

(l) The term “Business Hours” shall mean the hours from 8:00 A.M. to 6 P.M.

35.06. Upon the expiration or other termination of this Lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Charges under Article 3 hereof) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease but for which Landlord has not sent Tenant a bill or made any claim or demand shall survive the expiration or other termination of this Lease for a period of one (1) year except as expressly set forth in this Lease to the contrary and except as pertains to claims by either party against the other for contribution or indemnification or both arising out of third-party claims against Landlord or Tenant, as the case may be.

35.07. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance, arbitration or expedited arbitration to the extent such arbitration is expressly provided for in this Lease, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold or delay its consent. Notwithstanding the foregoing, the provisions of this Section 35.07 shall not apply in any instance in which Landlord has withheld or delayed its consent in bad faith with respect to any consent that Landlord is asked to grant in accordance with this Lease and which such consent is not, in accordance with this Lease, to be unreasonably withheld or delayed.

35.08. If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect any of Tenants rights under this Lease; it being understood that, for purposes of this Section 35.08, a requested modification to this Lease which would obligate Tenant to deliver a notice to the Superior Mortgagee under certain circumstances, which such notice obligation may exceed the then notice obligations of Tenant under this Lease, shall not be considered a modification that “adversely affects” the Tenant’s rights under this Lease.

35.09. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease except as expressly set forth in Section 13.03 hereof; it being understood that Landlord shall not enter into any agreement or do anything else that would exculpate any such parties performing such work from any liability they may have to Tenant pursuant to law.

35.10. Tenant shall not place a load upon any floor of the Premises which exceeds fifty (50) pounds per square foot unless such floor shall be properly reinforced. Landlord shall not unreasonably withhold its consent to a request by Tenant to permit any floors in the Premises or any portions of such floors to be reinforced by Tenant at Tenant’s expense. All heavy material and/or equipment must be placed by Tenant, at Tenant’s expense, so as to distribute the weight or support the same appropriately. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent vibration and noise. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

35.11. The submission by Landlord of this Lease in draft form shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

35.12. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Landlord’s or Tenant’s part to be performed, shall, unless specifically provided to the contrary, be deemed and construed as a separate and independent covenant of Landlord or Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, shall be deemed to include any other number and any other gender as the context may require.

35.13. If under the terms of this Lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the Lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due, as Additional Charges, within thirty (30) days after being billed.

35.14. Intentionally Omitted.

35.15. Landlord and Tenant represent and warrant (each with respect to itself):

(a) That there are no actions, suits or proceedings pending or, to the knowledge of either, threatened against or affecting either, at law or in equity or before any

Federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would impair its ability to perform its obligations under this Lease;

(b) That this Lease has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation subject to bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar laws affecting creditors’ rights generally, general principles of equity and to approval by Tenant’s Board of Directors; and

(c) That the consummation of the transactions hereby contemplated and the performance of this Lease will not result in any breach or violation of, or constitute a default under any Superior Lease, Superior Mortgage, lease, bank loan or credit agreement to which it is a party.

35.16. Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 35.16 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Building.

35.17. In connection with any examination by Tenant of Landlord’s books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other Person unless required by law; and Tenant will confirm or cause its agents and accountants to confirm such agreement in a separate written agreement if requested by Landlord.

35.18. Except as otherwise indicated in this Lease, Landlord agrees that wherever in this Lease Landlord’s consent is required not to be unreasonably withheld, such consent shall also not be unreasonably delayed.

ARTICLE 36

Back-up AC System

36.01. Tenant shall have the right, at no additional charge, to maintain the currently existing emergency back-up dry cooler air conditioning system (the “Back-up AC System”) for the Tenant’s computer room on the fourteenth floor of the Building in the same area in which the Back-up AC system currently exists and the piping and duct work connecting the Back-up AC System directly to the louvers. Landlord shall have the right in its sole discretion at its sole cost and expense to move or at Landlord’s expense to cause the Tenant to move and reinstall the equipment (with attendant ductwork, piping and electric) for the Back-up AC System up to 25 feet from the center point of the installation to another location in the Building, provided that such location shall be one in which the Back-up AC System can properly function throughout the term of this Lease. Landlord must fully restore at no cost to Tenant the Back-up AC System so that it functions at least as affectively as it did prior to its being moved. Except in the case of an emergency, Landlord agrees that such movement shall occur at a time when the Back-up AC System is not likely to be needed and that is otherwise mutually satisfactory and shall be with advance notice to Tenant. Tenant represents that the Back-up AC System will be used for emergency back-up for the computer room in the event the primary systems servicing such space are not functional and for no other purpose.

36.02. Tenant shall be solely responsible for the cost and expense of installation, operation, repair and maintenance of the Back-up AC System, including any necessary piping, ductwork and electricity. The Back-up AC System shall be maintained and operated in compliance with all applicable all statutes, rules, and governmental regulation and good engineering practices. Tenant shall indemnify and hold Landlord harmless in accordance with Article 18 of the Lease as a result of any breach of the foregoing.

36.03. Access to the 14th Floor and the Back-up AC System shall be: (i) only in the presence of a representative of the Landlord, which Landlord shall endeavor to make available upon reasonable notice (such as one to two hours, but Tenant shall endeavor to give longer notice), and (ii) only on business days and during business hours, except in the event of an emergency which requires access to the Back-up AC System, in which case Landlord shall use commercially reasonable efforts to provide immediate access, provided that Tenant shall pay Landlord’s charges for overtime personnel if such overtime or additional personnel were required as a result of Tenant’s access. An emergency shall include, without limitation, any malfunction of the Building’s cooling system.

ARTICLE 37

Extension of Term

37.01. Subject to the provisions hereof, Tenant shall continue to lease the Premises and extend the term of this Lease for an additional term (such additional term is hereinafter called the “Extension Term”) commencing on the day following the Expiration Date (hereinafter called the “Commencement Date of the Extension Term”) and expiring on September 30, 2019 (hereinafter called the “Expiration Date of the Extension Term”) if Tenant and/or its “affiliates” have any office in Manhattan.

37.02. In the event Tenant does not in good faith based upon its and/or its affiliates’ business operations require to lease the entire Premises during the Extension Term and Tenant and/or its affiliates do not anticipate to lease, sublease, license or otherwise occupy any office space in any other location or building in Manhattan during the Extension Term then on or prior to December 31, 2014, Tenant shall give Landlord written notice (hereinafter called the “Extension Notice”) of its and its affiliates’ anticipated office needs for the Extension Term stating the number of useable square feet (and the corresponding number of rentable square feet calculated with a 25% loss factor) it estimates that it requires and the number of all employees it is projected to retain. In the event Tenant fails to timely deliver the Extension Notice on or prior to December 31, 2014, Landlord shall notify Tenant in writing (the “Landlord Notice”) and, in the event Tenant fails to then deliver the Extension Notice within ten (10) days after delivery of the Landlord Notice (to be delivered by hand (against a signed receipt) in accordance with Section 29.01 hereof), Tenant shall be deemed to be leasing the entire Premises during the Extension Term pursuant to the provisions hereof and such failure shall not affect the validity and obligation of Tenant’s extension of the Term of this Lease pursuant hereto. In the event Tenant does not in good faith require to lease the entire Premises during the Extension Term then Tenant and/or its affiliates shall not lease, sublease, license or occupy any office space in any other location or building in Manhattan during the Extension Term and the portion of the Premises to be leased by Tenant during the Extension Term shall be designated by Tenant in the Extension Notice as one or more contiguous full floors comprising the Premises up to the four (4) floors comprising the Premises. To the extent Tenant does not lease the entire Premises during the Extension Term pursuant hereto, the floor(s) of the Premises not being retained by Tenant will be surrendered by Tenant pursuant to the terms and conditions hereof beginning with the highest floor of the Premises (i.e., the 18th floor).

37.03. The Fixed Rent payable by Tenant to Landlord during the Extension Term shall be a sum equal to the fair market rent for the Premises (or such full floor portion(s) thereof being retained) as determined as of the date occurring six (6) months prior to the Commencement Date of the Extension Term (such date is hereinafter called the “Determination Date”) and which determination shall include the proposed Fixed Rent for the Extension Term and the basis upon which it was calculated and shall be made by Landlord in writing to Tenant (“Landlord’s Determination”) pursuant to the provisions hereof, but such Fixed Rent shall in no event be less than the Fixed Rent and Additional Charges (i.e. not less than Tenant’s fully escalated rent) in effect under this Lease for the last month of the Term (without giving effect to any temporary abatement of Fixed Rent under the provisions of this Lease). In determining the fair market rent, all relevant factors shall be considered including, but not limited to, a) the fact that the Premises have been built out and their then current condition and b) the provisions of Article 3 of this Lease including, without limitation the Basic Tax and the Base Wage Rate, each of which are based on the calendar 2011 base year and both the Base Wage Rate and Base Tax shall continue to be utilized without change during the Extension Term.

(a) Tenant shall have the right by written notice to Landlord (“Tenant’s Objection Notice”) to object to Landlord’s Determination within thirty (30) days (time being of the essence) following delivery of Landlord’s Determination, timely failing which shall be deemed that Tenant has accepted Landlord’s Determination. In the event Landlord timely receives from Tenant, Tenant’s Objection Notice, Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the Premises pursuant to the provisions of Section 37.03 hereof, during the thirty (30) day period following the date of Tenant’s Objection Notice. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the date of Tenant’s Objection Notice, then Landlord or Tenant may initiate the appraisal process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter called the “Initiating Party”) shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (hereinafter called the “Other Party”) shall give notice to the Initiating Party specifying the name and address of the qualified independent third party designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in New York City in accordance with its rules then prevailing.

(b) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

(c) The third arbitrator shall determine the fair market rent of the Premises, which determination shall be within the range of the determinations of the first and second arbitrators only, and render a written certified report of his or her determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this paragraph; and the fair market rent, so determined, shall be applied to determine the Fixed Rent pursuant to this Section 37.03.

(d) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in similar office buildings in downtown Manhattan.

(e) In the event Landlord or Tenant initiates the appraisal process and as of the Commencement Date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall continue to pay the Fixed Rent and Additional Charges in effect for the last month of the Term until such time as the fair market rent is determined by the parties or the Arbitrator and within thirty (30) days after the Fixed Rent for the Extension Term is finally determined, Tenant shall pay Landlord the difference, if any, between the amount of Fixed Rent paid during the Extension Term and the amount that should have been paid.

37.04. If Landlord notifies Tenant that the Fixed Rent for the Extension Term shall be equal to the Fixed Rent and Additional Charges in effect under this Lease for the last month of the Term (without giving effect to any temporary abatement thereof), then the provisions of this Section 37.03 shall be inapplicable and have no force or effect.

37.05. Except as provided in this Article 37, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Term, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article 37.

37.06. In the event Tenant leases less than all of the Premises during the Extension Term, pursuant hereto, Tenant’s Operating Payments, Tenant’s Proportionate Share and Condenser Water Tonnage shall be proportionately adjusted based on the floor or floors that is not leased as follows:

Floor Surrendered	Applicable Reduction in Condenser Water Tonnage
15th Floor	73.5
16th Floor	21.0
17th Floor	21.5
18th Floor	20.5

37.07. In the event Tenant surrenders one or more floors of the Premises pursuant to this Article 37, Landlord shall, at its sole cost and expense, be responsible for the removal of any currently existing internal staircase and restoration of the slab between the remaining floor(s) and surrendered floor(s) of the Premises including, but not limited to, repairing the surrounding area to match so there is no indication that the staircase existed. Landlord will use commercially reasonable efforts to complete such work as soon as reasonably practicable after the date Tenant has surrendered any such portion of the Premises in accordance herewith in a manner that will not unreasonably disturb Tenant’s use of the Premises in accordance with Section 2.02 hereof; provided however Tenant shall reasonably cooperate with Landlord in all respects until such work is completed.

37.08. If Tenant extends the Term for the Extension Term pursuant to this Article 37, the phrases “Term”, “the term of this Lease” or “the term hereof” as used this Lease, shall be construed to include, when practicable, the Extension Term and the term “Premises” shall be mean the Premises, or such floor(s) comprising the Premises as delineated by Tenant in the Extension Notice.

37.09 Notwithstanding anything contained herein to the contrary, Landlord shall have the right, in its sole and absolute discretion, at any time during the Term up until February 15, 2015, to eliminate the Extension Term and Tenant’s rights pursuant to this Article 37 upon thirty (30) days notice to Tenant in which event the Lease (i) will not be extended for the Extension Term and (ii) will expire on the Expiration Date, unless sooner terminated pursuant to the terms and conditions hereof.

37.10 Notwithstanding anything contained herein to the contrary, in the event Tenant does not lease the entire Premises during the Extension Term pursuant to the terms and conditions hereof and Tenant and/or its affiliates lease, sublease, license or otherwise occupy any office space in any other location or building in Manhattan during the Extension Term, then Tenant shall be deemed to have leased the entire Premises during the Extension Term and shall be liable hereunder for the entire Premises during the Extension Term (including without limitation for all Fixed Rent and Additional Charges payable hereunder for the entire Premises as determined pursuant to the terms of this Article 37) less such amounts as Landlord actually collects from tenants of the Premises and shall be deemed to be in default under this Lease, entitling Landlord to all damages and remedies available to it pursuant to the Lease, law and equity. Notwithstanding the foregoing, Landlord shall not be obligated to find another tenant for the Premises or charge such other tenant, the fair market rent.

ARTICLE 38

Landlord’s Work

38.01. Tenant acknowledges that it is currently in possession of the Premises, is fully acquainted with the condition of the Premises and the Building and agrees to continue in and accept possession of the Premises and all Building systems in their then “as-is” physical condition on the Effective Date, it being understood and agreed that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Tenant’s continued occupancy except Landlord, or its designated agent, shall perform the work expressly set forth on Exhibit C annexed hereto (such work to be performed pursuant to Exhibit C is herein called “Landlord’s Work”).

ARTICLE 39

Arbitration

39.01. (a) Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy (i.e., in Sections 3.08 and 37.08 hereof). The arbitration shall, except where the procedure set forth in Article 7 is specified, be conducted, to the extent consistent with this Article 39, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. The arbitrator(s) shall be disinterested person(s) having at least 10 years of experience in the County of New York in a calling connected with the dispute. In rendering any decision or award hereunder, the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this Lease.

(b) The fees and expenses of the arbitrator(s) and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties) of the arbitration shall be borne by the parties equally.

(c) Such arbitration shall be conducted as follows: Within fifteen (15) Business Days next following the giving of any notice by Landlord or Tenant stating that wishes a dispute to be determined by arbitration, wherein arbitration is expressly provided for in this

Lease as an appropriate remedy, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said fifteen (15) Business Days, then the arbitrator chosen by the other side shall make the determination alone. If the two (2) arbitrators shall fail to agree upon the designation of a third arbitrator within twenty (20) Business Days after the designation of the second arbitrator then either party may apply to the American Arbitration Association for the designation of such arbitrator and if such organization is unable or refuses to act within twenty (20) Business Days then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within thirty (30) Business Days after the designation of the third arbitrator. The concurrence of two (2) arbitrators or, in the event no two (2) of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Article 39 shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:	ONE STATE STREET, LLC, Landlord

By:
General Partner

WITNESS:	AMBAC ASSURANCE CORPORATION, Tenant

By:

Tenant’s Federal Identification Number:

EXHIBIT A

Description of the Land

ALL those certain lot, pieces or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, County of New York, State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of State Street with the westerly side of Whitehall Street; running;

Thence northerly along the westerly side of Whitehall Street 211 feet 4 1/8 inches to the southerly side of Pearl Street;

Thence westerly along the southerly side of Pearl Street on a line which forms an angle of 101 degrees, 38 minutes, 00 seconds on its southerly side with the westerly side of Whitehall Street 73 feet 7 3/8 inches;

Thence southerly along a line which forms an angle of 90 degrees, 23 minutes, 00 seconds on its easterly side with the last mentioned course and along said line of Pearl Street, 1 foot;

Thence westerly along a line which forms an angle of 86 degrees, 13 minutes, 30 seconds on its southerly side with the last mentioned course and along the said southerly side of Pearl Street 19 feet 10 5/8 inches;

Thence westerly along a line which forms an angle of 183 degrees, 58 minutes, 40 seconds on its southerly side with the last mentioned course and along the southerly side of Pearl Street 21 feet 3 3/4 inches to a point at or opposite the center of a party wall standing partly on the premises hereby described and partly on the premises adjoining on the west;

Thence southerly along a line which forms an angle of 89 degrees, 33 minutes, 00 seconds on its easterly side with the last mentioned course and nearly the entire distance through the center of aforesaid party wall 109 feet 3 1/4 inches.

A-1

EXHIBIT B

Floor Plans of the Premises

See Attached

B-1

EXHIBIT B

Floor Plan of Premises

EXHIBIT C

Landlord’s Work

Landlord shall be responsible for removing any currently existing internal staircase between the eighteenth (18th) floor portion of the Premises and the nineteenth (19th) floor of the Building and restoring any portion of the slab of the nineteenth (19th) floor affected by such removal including, but not limited to, repairing the surrounding areas to match, so there is no indication that the staircase existed.

C-1

EXHIBIT D

Building Rules and Regulations

If and to the extent that any of the provisions of the Building Rules and Regulations set forth hereinbelow conflict or are otherwise inconsistent with any of the provisions of the body of the Lease, whether or not such conflict or inconsistency is expressly noted hereinbelow, the provisions of the body of the Lease shall prevail.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall no: be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the Premises and for delivery of merchandise and equipment using elevators and passageways reasonably designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant if, but only if, caused by Tenant or its agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building, and no Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner prohibited by Section 2.04 of this Lease. No animals (except seeing-eye dogs) or birds shall be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. Subject to the provisions of Article 16 of this Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance doors of the Premises and provided that Tenant is the only tenant or occupant of a particular floor in the Building, Tenant may affix a sign or lettering visible from the elevator cabs serving such floor. In the event of the violation of the foregoing by Tenant which shall continue for five (5) days after Landlord shall have given Tenant a notice of such violation, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or tenants violating this rule.

6. Subject to Article 11 and the Alteration Rules and Regulations, except in connection with normal interior decorating, no Tenant shall mark, paint, drill into, or in any way deface any part, of the Premises or the building of which they form a part, except as otherwise permitted under the Lease. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof unless, in either such case, copies of all keys therefor are provided to Landlord upon installation or change by Tenant. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description (other than mail, packages and such other materials as Tenant routinely receives in the normal course of its business provided the same is not delivered by use of dollies, hand trucks and the like) shall be delivered to and removed from the Premises only on the freight elevators and through the service entrance and corridors, and, to the extent that the same shall unreasonably deprive other tenants in the Building of the use of the freight elevator, only after Business Hours. Landlord reserves the right to inspect all freight (other than mail, packages or such other materials as Tenant routinely receives in the normal course of its business) brought into the Building and to exclude from the Building all freight (other than mail, packages or such other materials as Tenant routinely receives in the normal course of its business) which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. During Tenant’s move-in period, Landlord shall use reasonable efforts to accommodate Tenant’s needs to bring freight into its Premises during regular business hours.

9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

10. Landlord, reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sundays and Holidays all persons who do not present a Pass to the Building signed by Landlord or are not accompanied by an employee of Tenant. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such person to the extent provided in the Lease.

11. Landlord shall have the right reasonably exercised to prohibit any advertising by Tenant which specifically identifies the Building or the Premises, which in Landlord’s opinion, reasonably exercised, impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance except those substance commonly used for office purposes, or cause or permit any odors of cooking or other processes, or any objectionable odors to permeate in or emanate from the Premises.

13. Tenant agrees to abide by all reasonable rules and regulations issued by the Landlord which are consistent with the Lease with respect to air-conditioning and ventilation services. If Tenant requires air-conditioning or ventilation after 6:00 P.M., Tenant shall give telephonic notice to the Building superintendent prior to 4:00 p.m. in the case of services required on weekdays, and prior to 4:00 p.m. on the Friday prior in the case of after hours service required on weekends or on holiday Mondays and prior to 4:00 p.m. on the day prior in the case of after hours service required on other holidays or weekends following Fridays which are holidays. Overtime freight elevator service will be requested on the same basis.

14. Tenant shall not move any heavy safe, heavy machinery, heavy equipment, bulky matter, or heavy fixtures into or cut of the Building except in compliance with all applicable laws and regulations, including the load limitations set forth in the Certificate of Occupancy, and except with Landlord’s prior written consent to the manner in which Tenant proposes to accomplish such move, which consent shall not be unreasonably withheld or delayed. If such heavy safe, heavy machinery, heavy equipment, bulky matter or heavy fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may reasonably designate.

EXHIBIT E

Alteration Rules and Regulations

1. All costs and expenses in connection with or arising out of the performance of any Alteration made by Tenant shall be borne by Tenant and all payments thereof shall be made by Tenant promptly as they become due, and evidence of such payments shall be furnished to Landlord on request. At no time shall Tenant do or permit anything to be done whereby Landlord’s property may be subject to any mechanic’s or other liens or encumbrances arising out of any Alteration; and Landlord’s consent herein shall not be deemed to constitute any consent or permission to do anything which may create or be the basis of any lien or charge against the estate of the Landlord in the Premises or the real estate of which they are a tart. If a mechanic’s lien is filed due to acts of Tenant or Tenant’s agent, at any time so requested by Landlord, Tenant will, at Tenant’s expense, provide and furnish Landlord, at Tenant’s election, either (a) surety company bond, or (b) court order discharging lien, or (c) other form or protection against any such lien or encumbrance which may be filed, or (d) secure the release and/or discharge of any claim alleged to constitute such lien or encumbrance and will hold Landlord harmless against the same, and upon Tenant’s failure to comply herewith the same may be furnished by Landlord.

2. Landlord may refer Tenant’s mechanical plans to a consultant selected by Landlord, and, in such event, Tenant agrees to pay the reasonable cost of such service. Tenant agrees further to comply with all reasonable changes and requirements that may be recommended by Landlord’s consultant.

3. Tenant will perform any Alteration in a safe and lawful manner, and as provided in Article 11, using contractors chosen by Tenant and reasonably approved by Landlord in accordance with the Lease and complying with applicable laws and all requirements and-regulations of municipal and other governmental or duly constituted bodies exercising authority, and this compliance shall include the filing of plans and other documents as required, and the procuring of any required licenses or permits, prior to commencement of any Alteration. Upon completion of any Alteration, Tenant shall submit to the Landlord all approvals issued by the Department of Buildings in connection therewith.

4. Landlord shall have no responsibility for or in connection with any Alteration other than the Landlord’s Work.

E-1

EXHIBIT F

Office Cleaning Specifications

1.	GENERAL OFFICE AREAS:

(A)	Nightly

1.	Damp mop all stone ceramic tile, terrazzo and other types of unwaxed floors.

2.	Sweep all vinyl, asphalt, rubber and similar types of floors using an approved chemically treated cloth.

3.	Vacuum clean all carpeted areas. Sweep all private stairways and vacuum if carpeted.

4.	Hand dust and wipe clean with damp or chemically treated cloth all furniture, file cabinets, fixtures, window sills, convector enclosures tops and wash said sills and tops if necessary.

5.	Dust all telephones as necessary.

6.	Dust all chair rails, trim, etc.

7.	Remove all gum and foreign matter on site.

8.	Empty and clean all waste receptacles and remove waste paper and waste materials to a designated area.

9.	Damp dust interiors of all waste disposal receptacles.

10.	Empty and wipe clean all ash trays and screen all sand urns.

11.	Wash clean all water fountains and water coolers.

12.	Spot clean all glass furniture tops.

13.	Remove fingermarks and dust doors of elevator hatchways.

(B)	Periodic

1.	Hand dust all louvers and other ventilating louvers within reach once per week.

2.	Dust all baseboards once per week.

3.	Wipe clean all bright work weekly.

4.	Wash floors in public stairwells once per week.

5.	Move and vacuum clean once per week underneath all furniture that can be moved.

6.	Dust all picture frames, charts and similar hangings quarterly which were not reached in nightly cleaning.

7.	Dust all vertical surfaces such as walls, partitions, doors and other surfaces not reached in nightly cleaning, quarterly.

8.	Dust exterior of lighting fixtures quarterly.

9.	Dust all venetian blinds quarterly.

10.	Dust quarterly all air-conditioning louvers, grills, etc. not reached in nightly cleaning.

11.	Vacuum clean peripheral induction units quarterly.

12.	Clean all windows, inside and outside, quarterly. At the same time wipe clean window frames and metal trim.

2.	TOILETS:

(A)	Nightly

1.	Wash all floors.

2.	Wash all mirrors and powder shelves.

3.	Wash all bright work.

4.	Wash all plumbing fixtures.

5.	Wash and disinfect all toilet seats, both sides.

6.	Scour, wash and disinfect all basins, bowls, urinals throughout all toilets.

7.	Empty paper towel receptacles and remove paper to designated area.

8.	Fill toilet tissues holders (tissue to be furnished at Tenant’s expense).

9.	Fill soap dispenser systems and fill paper towel dispensers (towels and soap to be furnished at Tenant’s expense).

10.	Empty and clean sanitary disposal receptacles.

11.	Clean and wash receptacles and dispensers nightly.

12.	Remove fingermarks from painted surfaces.

13.	Coin operated sanitary napkin dispensers will be installed and serviced by cleaning contractor.

(B)	Periodic

1.	Clean and wash all partitions once a week.

2.	Scrub floors once every two weeks.

3.	Hand dust, clean and wash all tile walls once each month.

4.	High dusting to be done once each month which includes lights, walls and grills.

5.	Wash toilet lighting fixtures as often as necessary but no less than twice per year.

3.	GENERAL:

(A)	Landlord may substitute for any of the methods or devices set forth in this Cleaning Schedule, such other methods or devices as in Landlord’s reasonable judgment will achieve substantially the same results.

(B)	As used in this Cleaning Schedule “nightly” means five nights a week, Monday through Friday, during regular cleaning hours (between 6:00 p.m. and 8:00 a.m.).

(C)	Tenant shall provide, or pay for, all electricity for lighting and power and all hot and cold water required in the Tenant’s premises during regular cleaning hours.

(D)	All cleaning operations in the Tenant’s premises will be scheduled to use a minimum number of lights. Upon completion of cleaning all lights will be turned off. All entrance doors will be kept locked during the entire cleaning operation.

EXHIBIT G

NDA Form

UBS REAL ESTATE SECURITIES INC.,

(Lender)

- and -

AMBAC ASSURANCE CORPORATION

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:	, 2011
Location:	One State Street Plaza
Section:
Block:
Lot:
County:	New York

PREPARED BY AND UPON RECORDATION RETURN TO:

Thacher Proffitt & Wood LLP Two World Financial Center New York, New York 10281 Attention: Donald F. Simone, Esq. File No.: 20862-

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the              day of             , 2011, by and between UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as lender, having an address at 1285 Avenue of the Americas, New York, New York 10019, or an affiliate thereof (“Lender”) and AMBAC ASSURANCE CORPORATION, a Wisconsin corporation, having an address at One State Street Plaza, New York, New York 10004 (“Tenant”).

RECITALS:

A. Lender is the present owner and holder of a certain mortgage and security agreement (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”) dated                  , 20     , given by Landlord (defined below) to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated                  , 20     , given by Landlord to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”);

B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated             , 2011 between One State Street, LLC, as landlord (“Landlord”) and Tenant, as tenant, (such lease, as modified and amended as set forth herein being hereinafter referred to as the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (b) Tenant shall not be in default beyond applicable notice and cure periods under any of the monetary terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord, being hereinafter referred to as a “Prior Landlord”) to perform any obligations of Prior Landlord under the Lease, unless continuing, which have accrued prior to the date on which Purchaser shall become the owner of the Property, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser or (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest. In the event that any liability of Purchaser does arise pursuant to this Agreement or the Lease, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4. NOTICE TO TENANT. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if

2

such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

6. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	AMBAC Assurance Corporation
One State Street Plaza
New York, New York, 10004
Attention: Diana Adams
Facsimile No.

with a copy to
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York
Attention: Stuart M. Saft, Esq.

If to Lender:	UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey N. Lavine
Facsimile No.: (212)713-4062

with a copy to

Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281
Attention: Donald F. Simone, Esq.
Facsimile No.: (212) 912-7751

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

3

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

10. LENDER AFFILIATE. The Loan may be originated in the name of an affiliate of Lender, and in such event, the term “Lender” under this agreement shall be deemed to refer to such affiliate.

[NO FURTHER TEXT ON THIS PAGE]

4

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

UBS REAL ESTATE SECURITIES INC., a Delaware corporation

By:
Name:
Title:

TENANT:

AMBAC ASSURANCE CORPORATION a Wisconsin corporation

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

ONE STATE STREET, LLC, a New York limited liability company

By:
Name:
Title:

ACKNOWLEDGMENTS

(To be attached)

EXHIBIT A

(Description of Property)

The parcel of real property, the improvements thereon and all personal property owned by Landlord known as One State Street Plaza, New York, New York 10004.

G-1

EXHIBIT H

Intentionally Omitted

H-1

EXHIBIT I

Intentionally Omitted

I-1

EXHIBIT J

Intentionally Omitted

J-1

EXHIBIT K

Sample Porter’s Wage Calculation

2011 PORTER’S WAGE RATE W/OUT FRINGES

	Porters 8 (40 Hours)	Cleaners 6 (30 Hours)
Base Wage Rage	22.648	22.648

One-half combined total		22.648

K-1

EXHIBIT L

Substitute Buildings

	Block	Lot
2-8 Broadway	11	1
52-56 Broadway	22	28
58-80 Broadway	23	7
20-24 Broad Street	23	50
37-43 Wall Street	26	14
4-10 Hanover Square	31	1
107-13 Wall Street	35	10
88 Pine Street	38	17
140 Broadway	48	1
98-6 William Street	68	36

L-1

EXHIBIT M

Alternate Buildings

	Block	Lot
1. 29 Whitehall Street	10	14
2. 41-45 Broadway	20	9
3. 77 Water Street	33	1
4. 180 Maiden Lane	37	23
5. 100 Wall Street	38	1
6. 160 Water Street	70	43

M-1

EXHIBIT N

Heat and Air-Conditioning Specifications -

During all times that the Landlord is required to provide air-conditioning, the base building air-conditioning shall be capable of maintaining an interior space condition of not more than 78 degrees F dry bulb, 50% relative humidity for the following design conditions:

1.	Outside air temperature not to exceed 89 degrees F dry bulb, 76 degrees F wet bulb.

2.	Occupancy of the space not exceeding 1 person per 100 usable square feet.

3.	Actual electric usage for lighting and general power not exceeding 6.0 watts per usable square foot.

During all times that the Landlord is required to provide heat, the base building heating system shall be capable of maintaining an interior space condition of 72 degrees F dry bulb for the following design conditions:

1.	Outside air temperature not less than 15 degrees F dry bulb.

N-1

EXHIBIT O

Intentionally Omitted

O-1

EXHIBIT P

Security Procedures -

1	Anyone seeking to enter the elevators in AMBAC’s elevator bank at any time (hereinafter called “Off-Hours”) other than during Business Hours of Business Days shall be challenged and required to “sign in” at the concierge/security desk and such persons, if claiming to be an AMBAC employee must display corporate ID or if not must display some other reasonable form of identification. Once such AMBAC invitees or employees comply, such persons shall then either be accompanied to the elevator by a member of AMBAC’s personnel or must be in possession of an AMBAC ID otherwise access to the Building will be denied.

2.	AMBAC, at AMBAC’s election and expense and upon prior approval by Landlord as to size, design and location, may install near the elevators in AMBAC’s elevator bank area in the lobby of the Building, a security camera to video tape those entering the elevator to go to AMBAC’s Premises during Off- Hours. AMBAC, at AMBAC’s sole cost and expense, shall maintain, and if necessary, repair or replace such video cameras.

3.	Landlord agrees to store for up to two (2) weeks video tapes of all those who “signed in” at the concierge/security desk during Off-Hours. At AMBAC’s request, Landlord will permit AMBAC to review such video tapes. In addition, at AMBAC’s request, Landlord will show AMBAC the list of all those who “signed in” at the concierge/security desk seeking to enter AMBAC’s Premises during the previous weekend.

4.	Landlord agrees to instruct the employees employed at the security/concierge desk to observe and to confirm that all those “signing in” in order to enter the Building during Off-Hours in fact proceed to the elevator bank in the lobby corresponding to the portion of the Building they stated they wished to enter.

P-1

EXHIBIT B

FURNITURE TO BE REMOVED FROM THE PREMISES

14

19th FLOOR

1974
Conference Room Furniture Removed
Board Room
Reception Seating Removed
1903
1903a
1904
1905
1906
1907
1908
Office Furniture Removed
EXEC. REST ROOM
Executive Pantry
1980
Guest Seating Removed
STAIRS TO 18th FLOOR
Reception Desk Removed
1944
1943
1942b
1942c
1942
1910
1970
BLOOMBERG
1977
LADIES' ROOM
STAIR A
#6
#7
ELEVATOR LOBBY
#10
#9
#8
MEN'S ROOM
FREIGHT AREA
STAIR B
Marketing Storage
1911
1969
1981b
1978
1981c
1912
1979
1981d
TEL CLOSET
Lan Closet
1913
1968
1982b
1952
1952a
ADA Restroom
File Cabinets Removed
O2, AED First Aid
Copy Pantry
1930
1931
File Cabinets Removed
First Aid
Pantry
1914
1915
1982
1952d
1952b
1954d
1954e
1954f
1925
1926b
1927
1927c
1929d
1916
1966
1965
1964
1963
1962
1959
1960
1961
1924
1923
1922
1920
1921
1919
1918
Office Furniture Removed

Note: Upon vacating the 19th & 20th Floor – Chairs will be exchanged for those on other floors, as employees may choose to move their chair with them.

20th FLOOR

Conference Room Furniture Removed
2055
2056
2057
2058
2059
2060
Office Furniture Removed
Remove 2 Fire proof cabinets
2065
2064
OPERATIONS FILE ROOM
2004k
2004l
2004m
2004n
2004o
2004f
2004g
2004i
2004j
2004p
2004a
2004b
2004c
2004d
2004e
Office Furniture Removed
Office Furniture Removed
Office Furniture Removed
Office Furniture Removed
Office Furniture Removed
2052
2054a
2054b
2051
2049
STAIRS TO 19TH
2050
2048
2044
2037i
2037j
2043
FILES
PANTRY
LADIES' ROOM
STAIR A
#6
#7
ELEVATOR LOBBY
#10
#9
#8
MEN'S ROOM
FREIGHT AREA
STAIR B
TELEPHONE CLOSET
PANTRY
FILES
2042
2037g
2038h
2041
2037e
2037f
2012
CONFERENCE CENTER UTILITY ROOM
2040
2037c
2037d
2031
2032
2033
2034
Conference Center Furniture and AV Equipment Removed
2039
2037a
2037b
Conference Center 1
Conference Center 2
Conference Center 3
Office Furniture Removed
2029
2028
2027
2026
2025
2024
2023
2022

Note: Upon vacating the 19th & 20th Floor – Chairs will be exchanged for those on other floors, as employees may choose to move their chair with them.

EXHIBIT C

METHODOLOGY FOR CALCULATION OF ALLOWED CLAIM

15

One State Street, LLC

AMBAC - Settlement, Discontinuance and Release Agreement Calculations

2/28/2011 17:39

Original Lease Expiration Date	9/30/2019
Petition Date	11/8/2010

Section 4 - Allowed Claim (AFG)

	Pre-Petition Rent (Arrears)			
	Current Through	Pre-Nov-10 Arrears[1]	Nov-10 Arrears	Total
Base Rent	10/31/10	0	134,379	134,379
Porter's Wage Escalation[3]	10/31/10	0	38,553	38,553
R.E. Tax Escalation[3]	12/31/10	0	0	0
Electricity	8/30/10	59,048	7,873	66,921
Condenser Water	10/31/10	0	9,464	9,464
Total		59,048	190,269	249,317

	Post-Effective Date Remaining Headquarters Lease Rental — Fiscal Year Ended December 31										
	2010	2011[2]	2012	2013	2014	2015	2016	2017	2018	2019	Total
Base Rent	0	5,039,206	6,047,048	6,278,809	6,541,225	6,859,559	6,859,559	6,859,559	6,859,559	5,144,669	56,489,191
Porter's Wage Escalation[3]	0	1,578,101	2,058,131	2,228,294	2,404,413	2,586,696	2,775,359	2,970,626	3,172,726	2,536,426	22,310,772
R.E. Tax Escalation[3]	0	683,362	900,609	994,358	1,092,795	1,196,154	1,304,680	1,418,633	1,538,284	1,231,850	10,360,726
Electricity	0	0	0	0	0	0	0	0	0	0	0
Condenser Water	0	368,010	460,287	480,801	502,341	524,958	548,706	573,642	599,824	467,738	4,526,309
Total	0	7,668,680	9,466,074	9,982,263	10,540,774	11,167,367	11,488,305	11,822,459	12,170,392	9,380,683	93,686,997

Calculation 4(a)(i)

Remaining Headquarters Lease Rental	93,686,997	
Pre-Petition Rent	249,317	
Remaining New Headquarters Lease Rental[4]	(23,215,512)	
Claim	**70,720,803**	

Calculation 4(a)(ii) (i.e. 502(b)(6) Determination)

(A) Greater of:						
(i) 1 Year of Rent (Post-Petition)	9,246,359		7,668,680	1,577,679		
(ii) Lesser of:						
(x) 15% of RLO	14,053,050					
(y) 3-Years' Rent	28,873,813		7,668,680	9,466,074	9,982,263	1,756,796
~PLUS~						
(B) Unpaid Rent (Pre-Petition)	249,317					
Claim	**14,302,367**					

"Allowed Claim" against AFGI is the lesser of the two claims per 4(a)

Section 5 - OSS General Claim (AAC)

		Post-Effective Date Remaining Headquarters Lease Rental									
		2011[2]	2012	2013	2014	2015	2016	2017	2018	2019	NPV (7.0%)
RLO (Excludes Floor 20)											
Base Rent		4,138,339	4,966,007	4,966,007	5,072,118	5,390,452	5,390,452	5,390,452	5,390,452	4,042,839	
Porter's Wage Escalation		1,446,351	1,872,671	2,014,517	2,161,328	2,313,277	2,470,544	2,633,315	2,801,784	2,232,112	
R.E. Tax Escalation		572,158	753,735	831,859	913,890	1,000,022	1,090,461	1,185,421	1,285,130	1,028,962	
Electricity		0	0	0	0	0	0	0	0	0	
Condenser Water		358,431	448,217	468,128	489,034	510,986	534,035	558,237	583,649	455,000	
Total		6,515,279	8,040,629	8,280,510	8,636,369	9,214,736	9,485,491	9,767,425	10,061,014	7,758,913	55,509,211
Less: Remaining New Headquarters Lease Rental (Initial Term)											
RSF (Excludes Floors 19 & 20)		*103,484*	*103,484*	*103,484*	*103,484*	*103,484*					
Base Rent		3,449,458	4,139,349	4,139,349	4,139,349	4,139,349					
Porter's Wage Escalation		0	116,949	237,991	363,269	492,932					
R.E. Tax Escalation		14,518	59,523	122,023	187,647	256,553					
Electricity		0	0	0	0	0					
Condenser Water		211,056	265,931	279,227	293,189	307,848					
Total		3,675,032	4,581,752	4,778,590	4,983,455	5,196,683					18,844,259
"OSS General Claim"	*A*	2,840,247	3,458,877	3,501,920	3,652,915	4,018,053	9,485,491	9,767,425	10,061,014	7,758,913	**$36,664,952**
Potential Reduction for Lease Extension for Maximum Term / Space											
RSF (Excludes Floors 19 & 20)							*103,484*	*103,484*	*103,484*	*103,484*	
Base Rent							4,139,349	4,139,349	4,139,349	3,104,512	
Porter's Wage Escalation							627,133	766,032	909,792	793,937	
R.E. Tax Escalation							328,904	404,873	484,640	415,571	
Electricity							0	0	0	0	
Condenser Water							323,241	339,403	356,373	280,644	
"Extension Term Reduction Allocation"	*B*	0	0	0	0	0	5,418,628	5,649,657	5,890,153	4,594,664	13,056,298
"Allowed Claim" against AFGI x 83.33% ("Bankruptcy Distribution Reduction Allocation")	*C*										11,918,162
"Reducing Surplus Note"	*B + C*										**$24,974,461**
"Non-Reducing Surplus Note"[5]	*A - B - C*	2,840,247	3,458,877	3,501,920	3,652,915	4,018,053	4,066,863	4,117,768	4,170,861	3,164,248	**$11,690,491**

1 - Electricity charges reflect estimates based on prior month's billing. Billing lag is result of billing cycle lag from utility provider. Projected amounts include 5% annual growth.
2 - Assumes an Effective Date of March 1, 2011, subject to final determination in accordance with the terms of the Agreement.
3 - Real Estate Taxes, and Porter's Wage Rate are projected to increase at 5.0% and 3.5%, respectively.
4 - Sum of "OSS General Claim" amounts.
5 - "OSS General Claim," less (i) maximum "Extension Term Reduction Allocation" discounted at 7.0% per annum and (ii) 83.33% of maximum "Allowed Claim"